                                                                   Exhibit (h.1)

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                            MASTER SERVICES AGREEMENT

                                     Between

                     Each BGI Recipient Listed in Exhibit A

                                       And

                       State Street Bank and Trust Company

                            Dated as of March 3, 2008


                                                                    CONFIDENTIAL

       Portions of this agreement have been omitted pursuant to a request for confidential treatment request and filed separately with the
                         Securities Exchange Commission.

                                TABLE OF CONTENTS

1.   BACKGROUND AND STRUCTURE................................................3

2.   SERVICES................................................................5

3.   PERFORMANCE; SERVICE LEVELS.............................................7

4.   STATE STREET PERSONNEL; USE OF LOCATIONS...............................10

5.   BGI RESPONSIBILITIES; RELIANCE ON INFORMATION..........................13

6.   CHARGES, INVOICING AND PAYMENT.........................................17

7.   TERM AND TERMINATION...................................................21

8.   DISENGAGEMENT ASSISTANCE...............................................26

9.   COMPLIANCE WITH LAWS, POLICIES AND USE RESTRICTIONS....................25

10.  DATA PROTECTION........................................................27

11.  CONTRACT AND PROJECT MANAGEMENT........................................30

12.  AUDIT / RECORDS / LEGAL DISCOVERY......................................31

13.  CONFIDENTIALITY........................................................36

14.  PROPRIETARY RIGHTS.....................................................41

15.  REPRESENTATIONS AND WARRANTIES.........................................41

16.  INSURANCE AND RISK OF LOSS.............................................43

17.  INDEMNIFICATION........................................................44

18.  LIABILITY; LIABILITY LIMITATIONS.......................................48

19.  DISPUTE RESOLUTION.....................................................51

20.  MISCELLANEOUS..........................................................52

Master Services Agreement          -i-           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request and filed separately with the
                         Securities Exchange Commission.

                         TABLE OF SCHEDULES AND EXHIBITS

         Exhibit A      BGI Recipients

         Exhibit B      Service Level Methodology  *

         Exhibit C      Change Procedures

         Exhibit D      Governance

         Exhibit E      Physical Security and Data Safeguards

         Exhibit F      Relationship Management Manual

         Exhibit G      Disaster Recovery/Business Continuity

         Exhibit H      Disengagement Assistance

         Exhibit I      Form of Participation Agreement

         Exhibit J      List of Legacy Services Agreements

         Exhibit K      Definitions*

         Exhibit L      Special Code of Conduct

* Portions of this exhibit have been omitted pursuant to a confidential treatment request by BlackRock Institutional Trust Company, N.A. and have been filed separately with the Securities Exchange Commission.

Master Services Agreement           ii           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                            MASTER SERVICES AGREEMENT

         This Master Services Agreement (this "Agreement"), is made and entered into on this 3rd day of March, 2008 ("Effective Date") by and between State Street Bank and Trust Company, Commonwealth of Massachusetts, with a principal office located at 1 Lincoln Street, Boston, MA 02111 ("State Street") and each of the entities set forth in Exhibit A (each, a "BGI Recipient"). Except as specifically stated, each BGI Recipient executing this Agreement and one or more Service Modules will be obligating itself only with respect to itself, and not with respect to any other entity. References to a "Party" herein refer to either State Street or the applicable BGI Recipient or BGI Recipients, and references to the "Parties" herein refer to both State Street and the applicable BGI Recipient or BGI Recipients. This Agreement consists of the general terms and conditions below and all Exhibits attached hereto.

         NOW, THEREFORE, for and in consideration of the Parties' agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.       BACKGROUND AND STRUCTURE

1.1      Background and Purpose.

         (a) The BGI Recipients manage a variety of assets, such as bank collective funds, mutual funds, exchange-traded products and separate accounts.

         (b) State Street specializes in performing for other companies the types of services encompassed by the Service Modules.

         (c) The purpose of this Agreement is to establish the general terms and conditions applicable to State Street's provision of certain investment administration, accounting, custody, transfer agency, and related information technology services to the BGI Recipients.

         (d) Contemporaneous with or following the execution of this Agreement, one or more Service Modules will be executed between State Street and one or more BGI Recipients.

         (e) Contemporaneous with the execution of this Agreement, State Street and Barclays Global Investors, N.A. ("BGI") will enter into certain license agreements and arrangements within a Service Module (the "License Agreements"), pursuant to which BGI, its Affiliates and certain third parties shall have the right to use certain Intellectual Property of State Street, subject to and in accordance with the terms and conditions set forth therein.

         (f) State Street and certain BGI Recipients are parties to the agreements listed in Exhibit J hereto (the "Legacy Services Agreements"), pursuant to which State Street has provided certain Services, which Legacy Services Agreements State Street and such BGI Recipients desire to terminate in accordance with the terms hereof.

1.2 Objectives. Subject to Section (ii)(b), the Parties have agreed upon the following objectives to be accomplished by this Agreement:

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (a) to leverage State Street's capability to deliver Services in accordance with the Standard of Care;

         (b) to gain access to State Street's high caliber, knowledgeable, experienced and skilled pool of resources that will provide each BGI Recipient with value-added strategic thought, vision and leadership;

         (c) to use technologically current tools, Equipment and Software in performing the Services; and

         (d) to establish a global relationship and contract governance structure combined with a single, integrated Service delivery model to facilitate the use of consistent, integrated approaches and processes across geographies.

1.3      Structure of Agreement.

         (a) Master Services Agreement. This Agreement is a master agreement governing the relationship between the Parties solely with regard to State Street's provision of Services to each BGI Recipient under the applicable Service Modules.

         (b)      Service Modules.

                  (i)      Each Service Module will specify:

                           (A)      the Services to be provided thereunder;

                           (B)      terms and conditions specific to such
                                    Services;

                           (C) fees and charging mechanisms specific to such Services;

                           (D)      Service Levels specific to such Services;

                           (E) as applicable, provisions addressing the disposition and transfer of any resources specific to such Services, including Equipment, Software, personnel, and/or third party contracts; and

                           (F)      any other terms relevant to such Service
                                    Module.

                  (ii) Except as otherwise expressly set forth in an applicable Service Module:

                           (A) each Service Module will incorporate into such Service Module by reference the terms and conditions of this Agreement and any Participation Agreements, as applicable; and

                           (B) no Service Module will incorporate any terms or conditions of any other Service Module unless expressly provided otherwise in such Service Module.

         (c)      Participation Agreements.

                  (i) BGI Affiliates. Any party that desires to receive Services under an existing Service Module may become a party to this Agreement and to such Service

Master Services Agreement           4            BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           Module upon the mutual agreement of State Street and such party, each in their discretion, through the execution of a Participation Agreement, using the form set forth in Exhibit I.

                  (ii) Charges. State Street will charge each such BGI Recipient for any Services rendered pursuant to such Service Module in accordance with the applicable terms and conditions set forth in the Service Modules. State Street will not charge such BGI Recipient any implementation fees, except as set forth in the applicable Service Module.

         (d) Termination of Legacy Services Agreements. Upon the full execution of a Service Module or a Participation Agreement to a particular Service Module, any of the Legacy Services Agreements shall be terminated with respect to such Services and shall be of no further force or effect, except with respect to obligations that have accrued prior to such time or as otherwise provided in such Legacy Services Agreements.

1.4 Definitions. Defined terms used in this Agreement have the meanings referenced in Exhibit K unless otherwise defined. Capitalized terms that are used but not defined in any Exhibit to this Agreement or in any Service Module will have the respective meanings assigned to them in this Agreement (unless otherwise noted in such other documents).

2.       SERVICES

2.1 Generally. State Street will provide the following services, functions and responsibilities as they may evolve during the term of this Agreement and as they may be supplemented, enhanced, modified or replaced (collectively, the "Services") under each Service Module for the applicable BGI Recipients:

         (a) the services, functions and responsibilities described in such Service Module or elsewhere herein, excluding any services, functions or responsibilities that are expressly described as the responsibility of a BGI Recipient or a third party (other than a Subcontractor);

         (b) those functions, services and responsibilities that were provided by State Street to the BGI Recipients under the Legacy Services Agreements immediately prior to the Effective Date, even if the service, function or responsibility is not completely described herein or in the Service Modules; and

         (c) any services, functions or responsibilities not specifically described in this Agreement or such Service Module, but which are an inherent part of the Services and required for the proper performance or provision of the Services.

         Except as provided above, State Street will not be responsible for any duties or obligations that it does not expressly undertake pursuant to the terms of this Agreement or any Service Module and no such duties will be implied or inferred. Except as set forth in an applicable Service Module or as required pursuant to Section 9.1, State Street's duties will not include any obligation to monitor compliance by any BGI Recipient or any other person with any restriction or guideline imposed by such BGI Recipient's constitutive documents, by contract or by law or otherwise, including, but not limited to, the manner in which the assets of the BGI Recipients or their customers, as applicable, are invested.

Master Services Agreement           5            BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

2.2      Non-Exclusive Services/Cooperation with Third Parties/New Services.

         (a) Except as otherwise expressly indicated in any Service Module, BGI may at its discretion perform any of the Services itself, or enter into arrangements with third parties to provide the Services.

         (b) Furthermore, any BGI Recipient may, at its discretion, perform itself or enter into arrangements with third parties to provide New Services.

         (c) To the extent that a BGI Recipient performs any New Services itself or Services that it is permitted to perform for itself in accordance with the terms of this Agreement and the applicable Service Module, or retains third parties to do so, State Street will cooperate and coordinate with such entities as such BGI Recipient reasonably requests, including by using Commercially Reasonable Efforts to modify its interfaces to those of the BGI Recipient or its third-party provider to ensure compatibility among such systems and those of State Street, subject to reimbursement by such BGI Recipient for material cost incurred by State Street, except to the extent that such BGI Recipient elects to use available Technology Support Hours in lieu thereof.

2.3 Divestitures. Except to the extent prohibited by applicable Laws, if any BGI Recipient relinquishes Control of all or part of a business unit, or a particular function or facility of any BGI Recipient after the Effective Date (each, a "Divested Entity"), then at the request of such BGI Recipient, State Street will continue to provide the Services, including Disengagement Assistance to such Divested Entity for a period of time BGI requests, which period will not extend beyond the earlier to occur of: (a) 24 months after such entity becomes a Divested Entity; or (b) the end of the period during which State Street is required to provide Disengagement Assistance under this Agreement, at the rates and in accordance with the terms and conditions set forth in the applicable Service Modules; provided, that, such Divested Entity agrees in writing with State Street to abide by the terms and conditions of the applicable Service Module and any applicable provisions of this Agreement. The applicable BGI Recipient shall remain primarily liable for the obligations of the Divested Entity under the applicable Service Modules.

2.4      Services Evolution and Technology Support.

         (a) Services Evolution. Throughout the Service Module Terms (including any extensions or renewals, if applicable), State Street will seek to improve the quality, efficiency and effectiveness of the Services to keep pace with technological advances and support the evolving business needs and efforts of each BGI Recipient to maintain competitiveness in the markets in which such BGI Recipient competes. State Street will do this by: (i) discussing with the BGI Recipients "best practice" techniques and methods in providing the Services;
                  (ii) applying such techniques to the Services to the extent practicable and consistent with State Street's overall servicing strategy; (iii) maintaining a reasonable training program for State Street Personnel in new techniques and technologies that are used generally within State Street's organization or first class international financial services providers of asset processing and related services and that the applicable BGI Recipient approves for use in rendering the Services; (iv) developing in conjunction with the applicable BGI Recipient a training program designed to train State Street Personnel and applicable Subcontractors in new techniques and technologies used by the BGI Recipients or used generally at first class international financial services providers of asset processing and related services; and (v) making investments that State Street reasonably believes is necessary to maintain the currency of the tools,

Master Services Agreement           6            BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  infrastructure and other resources State Street uses to render the Services. Upon request from any BGI Recipient, State Street will provide to such BGI Recipient any service that State Street is providing to another of its customers, subject to mutual agreement on equitable pricing and other terms for such services and applicable third-party restrictions.

         (b) Technology Support. State Street will provide additional technology support in accordance with the terms of Exhibit C and the Service Modules.

2.5 Changes. The Change Procedures will be used by both Parties for all Changes to the Services. Except as otherwise provided herein or therein, each BGI Recipient reserves the right to reject State Street's request for a Change to the Services if such BGI Recipient believes the proposed Change will have a material impact on the provision of the Services, or if such BGI Recipient is required to pay any fee or contribute any other resources to the Change.

2.6 Due Diligence Complete. State Street hereby acknowledges that with respect to any Service Module dated as of the date of this Agreement:

         (a) The BGI Recipients have delivered or made available to State Street information and documents State Street has deemed necessary, including information and documents requested by State Street, for State Street to understand fully its obligations under the Service Modules; and

         (b) State Street's due diligence is complete and there will be no changes to the Service Modules related in any way to State Street's performance or non-performance of its due diligence.

3.       PERFORMANCE; SERVICE LEVELS

3.1 Standard of Care. State Street will perform the Services in a manner that meets the following standards of performance (collectively, the "Standard of Care"):

         (a) without negligence and at least at the same standard of care as State Street provides for itself and/or its Affiliates with respect to similar services;

         (b) in a manner that meets State Street's obligations under the Agreement or any Service Module, including the Service Levels; and

         (c) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.

3.2 Service Levels. Subject to the terms and conditions of this Agreement and applicable Service Modules, each Party will perform its obligations under the Service Level Schedules and cause its third-party providers to do likewise. State Street and the applicable BGI Recipients may agree, from time to time, to replace Key Performance Indicators with other Service Levels to be treated as such.

3.3      Performance Measurement; Monthly Scorecard.

         (a) Beginning after the first full month of the Agreement Term, on a monthly basis, no later than five (5) Business Days after each such month end, State Street will prepare and deliver to the applicable BGI Recipient two balanced scorecards (each, a "Monthly Scorecard") for the Institutional Accounts and the BGI Funds, respectively, for review by

Master Services Agreement           7            BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  the Executive Committee at the next scheduled quarterly meeting, each containing (at a minimum):

                  (i)      the then-current Key Performance Indicators;

                  (ii) the performance metrics that were included in periodic reporting under the Legacy Service Agreements prior to the Effective Date;

                  (iii)    timeliness and budget status, as applicable, for
                              Projects and Changes;

                  (iv)     turnover (as set forth in Section 4.1(e)(ii) below);
                           and

                  (v) volume metrics (e.g., volumes, number of accounts, etc.) and such other statistical information that the Executive Committee may determine from time to time.

                  State Street will provide to the BGI Recipients as part of the Monthly Scorecard such other information relating to the Services as the Parties agree from time to time, provided that State Street will not unreasonably withhold its consent to including items requested by the BGI Recipients.

         (b) State Street will promptly prepare and deliver a draft action plan to address any material failure of State Street with respect to the matters set forth in Section 3.3(a)(i) and results of previously implemented plans. The Executive Committee will review a quarterly summary of the Monthly Scorecards.

         (c) State Street's failure to report with respect to any Key Performance Indicator within fourteen (14) days following the date upon which such BGI Recipient notifies State Street of such failure will be considered to be a failure to meet such Key Performance Indicator during the applicable time period.

3.4      Performance Issues.

         (a)      State Street Non-Performance.

                  (i) If State Street becomes aware of a situation where it has failed or intends to fail (or a Subcontractor has failed or intends to fail) to comply with the Service Levels, or otherwise with its other obligations under a Service Module in any material respect, State Street will promptly inform the applicable Authorized Person of such situation, the situation's impact or expected impact and State Street's action plan to minimize or eliminate such impact.

                  (ii) State Street will promptly notify such Authorized Person upon becoming aware of any circumstances that may reasonably be expected to jeopardize the timely and successful completion or delivery of any Service, Project or deliverable.

                  (iii) State Street will inform such Authorized Person of any steps State Street is taking or will take to minimize, eliminate or remediate such impact, and the projected actual completion (or delivery) time.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (b)      BGI Recipient Non-Performance.

                  (i) If a BGI Recipient becomes aware of a situation where it has failed or intends to fail (or a Third Party Provider has failed or intends to fail) to comply with its obligations under a Service Module in any material respect, such BGI Recipient will promptly inform State Street of the situation's impact or expected impact.

                  (ii) State Street will use Commercially Reasonable Efforts to perform its obligations on time and to prevent or circumvent such problem or delay, notwithstanding such BGI Recipient's (or its Third Party Provider's) failure to perform.

         (c)      Service Failures.

                  (i) To the extent State Street experiences a problem or delay in providing the Services, State Street will promptly notify the applicable Authorized Person and use Commercially Reasonable Efforts to continue performing the Services in accordance with the Service Levels.

                  (ii) The BGI Recipients will use Commercially Reasonable Efforts to mitigate the impact of State Street's non-performance to the extent the problem or delay relates to matters described in Section 3.4(b)(i) above.

                  (iii) If State Street is unable to meet its obligations under a Service Module as a result of the matters described in Section 3.4(b)(i) above, State Street's non-performance of the affected Services will be excused to the extent that State Street provides the affected BGI Recipients with reasonable notice of such non-performance and uses Commercially Reasonable Efforts to perform notwithstanding such BGI Recipient's failure to perform.

                  (iv) Material costs incurred by either Party in the event of a delay or failure for reasons outside of the control of both Parties will be allocated as agreed between the Parties.

         (d) Resource Reprioritization. Upon request from an Authorized Person, State Street will use Commercially Reasonable Efforts to reprioritize or reset the schedule for State Street Personnel's existing work activities without impacting the established schedule for other tasks or the performance of the Services in accordance with the Standard of Care; provided, however, that if it is not practicable to avoid such an impact, State Street will notify such Authorized Person of the anticipated impact and obtain its consent prior to proceeding with such work activities. Each such BGI Recipient, in its sole discretion, may: (i) forego or delay such work activities; or (ii) temporarily adjust State Street's work to be performed, the schedules associated therewith or the Service Levels, to permit State Street's performance of such work activities. State Street will not be responsible for breaches of this Agreement or the relevant Service Modules or be responsible for Losses or Damages, to the extent resulting from a BGI Recipient's election to so forego, delay or adjust, subject to Section 3.4(a) and (b) above.

3.5      [CONFIDENTIAL TREATMENT REQUESTED]

3.6 Adjustments. At least semi-annually the Parties will review the Service Levels and will make adjustments to them as appropriate to reflect changing business priorities or improved

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     and have been filed separately with the Securities Exchange Commission.

         performance capabilities associated with advances in technology and methods used to perform the Services.

3.7      [CONFIDENTIAL TREATMENT REQUESTED]

4.       STATE STREET PERSONNEL; USE OF LOCATIONS

4.1 State Street Personnel. "State Street Personnel" means employees of State Street and State Street Affiliates who perform any Services. A BGI Recipient may request, and State Street will furnish a staffing plan regarding State Street Personnel for a Service Module at any time during the Agreement Term.

         (a)      Qualifications.  All State Street Personnel must be:

                  (i) suitable, and fully trained (including satisfying relevant regulatory training and competence requirements);

                  (ii) properly supervised and subject to well-defined operating procedures;

                  (iii) familiar with the products of the applicable BGI Recipient and the applicable regulatory requirements; and

                  (iv) available upon reasonable prior notice when required by a BGI Recipient for training.

         (b)      Advisements and Agreements.

                  (i) State Street acknowledges and agrees that, in the course of providing the Services, State Street Personnel may have access to, or acquire, knowledge of confidential, proprietary or sensitive information regarding the BGI Recipients or clients or other parties with whom the BGI Recipients have a relationship. State Street will advise such State Street Personnel of the standards imposed upon them with respect to the Services they render pursuant to the terms of the Service Modules, which advisement may occur through, among other things, general policies (e.g., standard of conduct) of State Street that are applicable to State Street Personnel.

         (c) State Street shall at all times have in place with all State Street Personnel agreements (either directly or indirectly through their respective employers) with all State Street
                  Personnel: (i) with respect to confidentiality, the scope of which includes BGI Confidential Information and which contains confidentiality obligations consistent with State Street's obligations under this Agreement and the Service Modules; and
                  (ii) respecting Intellectual Property Rights as necessary for State Street to fulfill its obligations under this Agreement and the Service Modules.

         (d) Compliance with Code of Conduct. State Street will at all times through the Agreement Term maintain a code of conduct applicable to its personnel and enforce such code of conduct. Upon request by any BGI Recipient, State Street will provide a copy of such code of conduct.

         (e)      Background Checks.

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     and have been filed separately with the Securities Exchange Commission.

                  (i) State Street will maintain as part of its standard hiring practices a requirement to perform background checks with respect to State Street Personnel and Contract Workers. State Street will conduct adequate background screenings based on FDIC guidelines, federal bonding requirements and any other applicable regulatory requirements on all State Street Personnel and Contract Workers who will provide Services to the BGI Recipients. State Street will conduct pre-employment screenings of all new State Street Personnel and Contract Workers who will provide Services to the BGI Recipients in a manner consistent with State Street's pre-employment screening policies and procedures. Minimally, State Street will perform the following background pre-employment screening checks:

                           (A)      seven (7) years criminal records check;

                           (B)      three (3) years employment verification;

                           (C) credit check (where appropriate to nature of the position); and

                           (D)      academic qualifications.

                  (ii)     Resource Sufficiency; Reductions.

                           (A) As part of the Monthly Scorecard, State Street will provide a report to the BGI Recipients indicating the turnover rate for State Street Personnel who are primarily dedicated to providing Services during the prior month, which, for the avoidance of doubt, shall exclude any State Street Personnel who work in a shared services group.

                           (B) At each meeting of the Executive Committee, the Executive Committee will discuss any concerns that the BGI Recipients may have with respect to any such turnover and, as applicable, the plans of State Street to address excessive turnover, and the status of State Street's implementation of such plans.

                           (C) State Street will notify the Executive Committee prior to implementing any plan to decrease its staffing of the Services.

         (f) Replacement. Any BGI Recipient may request that State Street reassign any State Street Personnel from the team that provides Services to such BGI Recipient on any lawful grounds. State Street will consider the input of such BGI Recipient. The timing for transfer, reassignment or replacement of State Street Personnel will be closely coordinated with the requirements for timing and other elements of the Services so as to maintain continuity in the performance of the Services.

         (g) Immigration. Each Party is responsible for handling and processing all immigration and employment-related issues and requirements (including processing visas and ensuring compliance with all applicable Laws) arising in connection with its personnel, and the other Party will not be required to participate in any such immigration or visa activities.

         (h)      [CONFIDENTIAL TREATMENT REQUESTED]

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

4.2      Key State Street Positions.

         (a) BGI Review. Before assigning an individual to a Key State Street Position, whether as an initial assignment or as a replacement, State Street will: (i) notify the affected BGI Recipients of the proposed assignment; (ii) specify how long that individual has been employed by State Street; (iii) at a BGI Recipient's request, introduce the individual to appropriate representatives of such BGI Recipient; and (iv) consult with such BGI Recipient prior to implementing such assignment. A BGI Recipient may request different or additional Key State Street Positions during the Agreement Term, and State Street will comply with such requests except as prohibited by applicable Laws.

         (b)      [CONFIDENTIAL TREATMENT REQUESTED]

4.3 Governance Positions. The Parties will establish two separate governance structures for the Service Modules for BGI Funds and Institutional Accounts, respectively, each in accordance with the Governance Procedures. State Street and the BGI Recipients will consult with one another with respect to the appointment of persons to the positions contemplated by the Governance Procedures. Each of State Street and the BGI Recipients, in its sole discretion, will make the final determination with respect to persons appointed on its behalf.

4.4      Subcontractors.

         (a) Notice and Approval. State Street will provide thirty (30) days' prior written notice (in accordance with Section 20.9) to any affected BGI Recipient of State Street's intention to subcontract any of its obligations under the Service Modules, except in connection with any Permitted Delegation. State Street will not under any circumstances subcontract any obligations hereunder or under the Service Modules, other than: (i) Permitted Delegations; and (ii) auxiliary services that facilitate the Services (e.g., document warehousing and retrieval, print services, etc.), as otherwise permitted hereunder. Such notice will identify the proposed Subcontractor, and except with respect to any Permitted Delegation, such BGI Recipient may reject any proposed Subcontractor. Upon request therefor, State Street shall provide the BGI Recipients with a list of its global sub-custodian providers.

         (b)      Subcontractor Services.

                  (i) Except as expressly provided otherwise under this Agreement or a Service Module, State Street will remain responsible for obligations, services and functions performed by, and other acts or omissions its Subcontractors and their employees to the same extent as if these obligations, services and functions were performed by State Street, regardless of whether a BGI Recipient has exercised its right to reject State Street's use of any proposed Subcontractor, as applicable.

                  (ii) State Street will be the sole point of contact for each BGI Recipient with respect to Subcontractors.

4.5      Service Locations.

         (a) State Street Locations. The Services (other than shared or centralized custody functions within State Street or technology infrastructure, development or support) provided under the Service Center Module will be provided from: (i) sites within the Boston,

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  Massachusetts metropolitan area and California; (ii) sites in Toronto, Canada; (iii) any location from which Services are provided pursuant to Permitted Delegations; or (iv) other State Street or third party locations with the prior approval of the affected BGI Recipients. State Street will provide from time to time upon request from a BGI Recipient an updated list of jurisdictions in which State Street and its Affiliates operate.

         (b) Manner of Use. Except as provided in Section 3.7 with respect to step-in rights, each Party may only use the other Party's locations for the sole and exclusive purpose of providing or receiving the Services (as applicable), except that BGI Recipients may do so in order to exercise audit rights subject to and in accordance with the terms of this Agreement and the Service Modules. Any other uses are subject to the prior approval of the other Party, in its discretion. The limited rights granted under this Section 4.5 will not constitute a leasehold or other property interest in favor of the other Party. Any access to BGI Technology by State Street or a Subcontractor will be in accordance with applicable risk and control policies of the BGI Recipients.

4.6      Co-Location of Employees.

         (a) The BGI Recipients will be entitled to collectively co-locate up to five (5) of their employees in each of the facilities used by Covered Persons and/or iGroup ("BGI Co-Located Employees") (i.e., up to a total of ten (10) such employees), subject to State Street's right to object in good faith to any specific employee for regulatory or security reasons.

         (b) BGI Co-Located Employees shall be entitled to monitor the Service Center Services, the Institutional Services and/or iGroup Services subject to reasonable restrictions as State Street shall determine, provided that: (i) such restrictions shall not unduly inhibit such BGI Co-Located Employees' ability to monitor State Street's compliance with the Service Levels; and (ii) such BGI Co-Located Employees shall not be entitled to give instructions or directions to any State Street Personnel unless such direction constitutes Proper Instructions.

         (c) Any Co-Located Employees shall be required to enter into a code of conduct, provide annual certification to State Street of compliance with such code, submit to background checks based on FDIC guidelines, federal bonding requirements and any other regulatory requirements applicable to State Street, and comply with such procedures designed to protect the Intellectual Property and Confidential Information of State Street and its customers as State Street requires of its own employees operating in a similar environment.

         (d) The applicable BGI Recipients will secure from each BGI Co-Located Employee and provide to State Street a signed, written acknowledgement that the employee is an employee of such BGI Recipient or BGI (and not State Street) and that the employee waives any and all employment-related claims for compensation or otherwise it may have at any time against State Street. Such BGI Recipient shall be responsible for ensuring that any such BGI Co-Located Employees comply with the obligations so established.

5.       BGI RESPONSIBILITIES; RELIANCE ON INFORMATION.

5.1      BGI Obligations.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (a) Other than breaches by a BGI Recipient of its obligations to indemnify or adhere to obligations with respect to confidentiality or the use or protection of State Street's Intellectual Property, or failure by a BGI Recipient to pay undisputed amounts when due, the failure of a BGI Recipient to perform any of its responsibilities set forth in the Service Modules will not be deemed a breach of the applicable Service Module for the purposes of determining State Street's rights to terminate or suspend Services under this Agreement or any Service Module.

         (b) Subject to Sections 3.4 and 5.1(a) above, the BGI Recipients will:

                  (i) perform, and cause Third-Party Providers to perform, as required under any Service Module;

                  (ii) give State Street such Proper Instructions as State Street reasonably requests to enable State Street to fulfill its duties and obligations under any Service Module;

                  (iii) provide, and cause Third-Party Providers to make available, information and data to State Street as reasonably required for State Street to be able to perform its obligations under any Service Module; and

                  (iv) use commercially reasonable review and control procedures that are designed to ensure that:

                           (A) all trade instructions delivered to State Street are duly authorized and comply with applicable BGI Recipient Laws, and internal compliance procedures and policies and investment restrictions applicable to such BGI Recipients; and

                           (B) information and data provided by the BGI Recipients is accurate.

         (c) The BGI Recipients will bear all expenses incurred by such BGI Recipients' operation of their retained businesses that are not assumed by State Street under this Agreement or any Service Module. Notwithstanding the foregoing, BGI and the BGI Recipients will not be responsible for the cost of any conversions to State Street systems or changes required to be made to BGI Technology in order to accommodate such conversions, except to the extent such a Change is expressly requested to be accelerated or otherwise modified in any material respect by BGI or a BGI Recipient.

         (d)      Deemed Representations and Warranties.

                  (i) To the extent State Street is required to give (or is deemed to have given) any representation or warranty to a third party relating to any BGI Recipient or its Customers in order to complete the relevant transaction in connection with the issuance or transmission of trade notifications, confirmations and/or settlement instructions, whether using facsimile transmission, industry messaging utilities and/or the proprietary software of Third-Party Providers, clearing agencies, depositories and other securities systems, such BGI Recipient will be deemed to have made such representation or warranty to State Street, except to the extent that any breach or alleged breach of such representation or warranty results from State Street's failure to perform its obligations under any Service Module in accordance with the Standard of Care.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  (ii) To the extent that State Street is required to give (or will be deemed to give) any such representation or warranty relating to the BGI Recipients or their Customers other than in accordance with normal market practices it will notify and obtain the written consent of the BGI Recipients in advance of giving such representation or warranty.

                  (iii) State Street will provide each BGI Recipient with a quarterly report setting forth all actions taken on behalf of such BGI Recipient under this Section 5.1(d).

         (e)      Proper Instructions.

                  (i) State Street will follow such authentication procedures as may be agreed upon with each BGI Recipient from time to time for purposes of verifying that purported Proper Instructions have been originated by an Authorized Person. The applicable BGI Recipient will cause all instructions to comply with such agreed upon procedures and shall cause oral instructions to be promptly confirmed in writing or by facsimile. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been originated by an Authorized Person.

                  (ii) The BGI Recipients acknowledge that the authentication procedures agreed to by the Parties are intended to provide a commercially reasonable degree of protection against unauthorized transactions of certain types and that such authentication procedures are not designed to detect errors. Such procedures may include the introduction of security codes or passwords in order that State Street may verify that electronic transmissions of instructions have been originated by an Authorized Person. Any purported Proper Instruction received by State Street in accordance with an agreed upon authentication procedure will be deemed to have originated from an Authorized Person and will constitute a Proper Instruction hereunder or under a Service Module for all purposes.

                  (iii) State Street will use Commercially Reasonable Efforts to act upon and comply with any subsequent Proper Instruction which modifies a prior instruction, but cannot guarantee that such efforts will be successful in the event that it has already acted upon the original Proper Instruction.

                  (iv) State Street's sole obligation with respect to any written Proper Instruction that is intended to confirm a prior oral instruction shall be to use Commercially Reasonable Efforts to detect any discrepancy between the original instruction and such confirmation in a manner consistent with the Standard of Care and to report such discrepancy to such BGI Recipient. Such BGI Recipient will be responsible, at its expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and, to the extent such action requires State Street to act, such BGI Recipient will give State Street specific Proper Instructions as to the action required.

                  (v) An appropriate officer of each BGI Recipient will maintain on file with State Street his or her certification to State Street, of the names, powers and signatures of the Authorized Persons. If there is any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           designated therein), an appropriate officer of the applicable BGI Recipient, will sign a new or amended certification which will include any additional or omitted names, signatures or powers. State Street will be entitled to rely and act upon any request, direction, instruction, or certification in writing signed by an Authorized Person of the BGI Recipient given to it by each BGI Recipient (only with respect to itself) that has been signed by Authorized Persons named in the most recent certification received by State Street. Any request, direction, instruction, or certification in writing signed by an Authorized Person of the BGI Recipient shall remain in effect only until such time as State Street has had a reasonably opportunity to begin to act upon the immediately subsequent request, direction, instruction, or certification in writing signed by an Authorized Person of the BGI Recipient.

                  (vi) If and subject to appropriate security procedures agreed by the Parties, Proper Instructions may include communication effected directly between electromechanical or electronic devices.

                  (vii) State Street will have no obligation to act in accordance with purported Proper Instructions to the extent State Street reasonably believes that they conflict with the terms of this Agreement, any Service Module or applicable Law; provided, however, that State Street will have no obligation to ensure that any instruction received by it would not contravene any of the terms of this Agreement, any Service Module or any such Law.

                           (A) State Street will provide the relevant BGI Recipient with prompt notification if it decides not to act in accordance with purported Proper Instructions and such notice will specify the reasons for its determination.

                           (B) If the Parties are in disagreement with respect to the existence of such a conflict, the dispute will be escalated in accordance with the dispute resolution procedures under Section (b), except that the Parties agree to accelerate the timeframes therein.

         (f)      Signature Authority.

                  (i) Each BGI Recipient will appoint State Street as its authorized signatory for the limited purpose of signing communications issued by State Street on behalf of and in the name of such BGI Recipient in connection with the discharge by State Street of its duties under any Service Module.

                  (ii) State Street will exercise the foregoing authority in each instance by one of the following methods: (A) application of the facsimile signature of an authorized employee of any BGI Recipient, as the same may be provided by such BGI Recipient from time to time; (B) manual signature of a State Street employee authorized to act on behalf of such BGI Recipient; or
                           (C) as otherwise agreed by the Parties from time to time.

                  (iii) The Parties will at all times maintain an updated list of State Street Personnel authorized to exercise the signature authority conferred hereby.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  (iv) The authority of State Street granted under this Section will commence and be in full force and effect as of the relevant Service Module Effective Date, and such authority will remain in force and be binding up to the time of the receipt by State Street of a written revocation of said authority and reasonable opportunity to act thereon or the termination or expiration of the applicable Service Module.

                  (v) State Street will provide each BGI Recipient with a quarterly report setting forth all actions taken on behalf of such BGI Recipient under this Section 5.1(f).

5.2      Reliance on Information.

         (a) In the course of discharging its duties under any Service Module, State Street may act in reasonable reliance on the data and information provided to it by or on behalf of a BGI Recipient or by any persons authorized by a BGI Recipient including, without limitation, any Third-Party Providers or Authorized Data Sources.

         (b) State Street will perform certain reconciliations, variance or tolerance checks or other specific forms of data review: (i) as specified in a Service Module; and (ii) in a manner consistent with all applicable procedures of State Street, including as set forth in the then-current Relationship Management Manual. Except as provided in the preceding sentence, State Street will have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any data or information provided by any BGI Recipient, any persons authorized by any BGI Recipient or any Third-Party Providers, including, without limitation, any Authorized Data Sources, Authorized Designees, or Authorized Persons. State Street will promptly notify the relevant BGI Recipient if it becomes aware that any information received by it is incomplete, inaccurate or insufficient in a material respect or is reasonably likely to give rise to a Loss or in the event of a failure or delay by any person to provide information required by State Street to discharge its duties under any Service Module.

6.       CHARGES, INVOICING AND PAYMENT

6.1      Charges.

         (a) Each Service Module will contain a Fee Schedule that sets forth the charges payable to State Street for the performance of Services under such Service Module. The applicable BGI Recipient will not be required to pay State Street any amounts for or in connection with performing the Services and fulfilling State Street's obligations under any Service Module other than the charges and any amounts that State Street is expressly permitted to charge under the terms of this Agreement or any such Service Module.

         (b) Except as State Street and the applicable BGI Recipients may otherwise agree, amounts payable with respect to a Project or Change will be payable upon acceptance by such BGI Recipients in accordance with applicable acceptance testing procedures, if any.

6.2      Expenses. Unless expressly provided otherwise in the applicable Service
         Module:

         (a) State Street acknowledges and agrees that expenses that it incurs in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in the charges and rates in the applicable Fee Schedule

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  set forth in the Service Module. No such expenses will be separately reimbursable by the BGI Recipients.

         (b) Any travel and expenses incurred by State Street that are separately reimbursable by a BGI Recipient must be approved for reimbursement by such BGI Recipient in advance and incurred by State Street in accordance with the then-current applicable travel and expense policy of such BGI Recipient.

6.3 Taxes. "Taxes" means all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, excise, ad valorem, property, goods and services, value added ("VAT"), import, export, sales, use, license, payroll, franchise, utility and privilege taxes or other taxes, fees, duties, charges, levies, regulatory fees, surcharges or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof.

         (a) Property Taxes. Each Party is responsible for all real property, personal property, and similar ad valorem Taxes imposed on such Party with respect to any item of property that it owns or leases, to the extent applicable under a Service Module.

         (b) Income Taxes. Each Party is responsible for its own Taxes (including franchise and privilege Taxes) imposed on the performance or provision of Services that are based upon or measured by overall net or gross income or receipts over a period of time, any other Taxes incurred by such Party in connection with its business, except as otherwise provided in this Section.

         (c)      Withholding Taxes.

                  (i) Any and all payments made by a BGI Recipient under a Service Module will be made free and clear of and without deduction or withholding for any and all Taxes; provided, however, that if the applicable BGI Recipient is required under applicable Law to deduct any taxes from such payments, then: (A) the sum payable will be increased as necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 6.3) State Street receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (B) such BGI Recipient will make such deductions or withholdings; and (C) such BGI Recipient will pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable Law.

                  (ii)     Without limitation to any applicable Service Levels:

                           (A) Any such BGI Recipient will provide State Street with the appropriate certificates from the relevant Tax authorities confirming the amount of the Taxes withheld and paid over by such BGI Recipient in accordance with this Section.

                           (B) The Parties further agree to complete and submit to the relevant Tax authorities within a reasonable period of time such forms, certifications or other documents as may be required to reduce or establish an

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                                    exemption from the requirement to withhold
                                    Tax on the payments by a BGI Recipient to State Street hereunder.

                           (C) State Street will respond to reasonable requests by a BGI Recipient to complete and submit such forms, certifications or other documents as may be required to reduce or establish an exemption from the requirement to withhold Taxes on the payments.

         (d) Transfer Taxes. All charges and other sums payable under any Service Module are exclusive of any applicable excise, property, goods and services, VAT, import, export, sales, use, consumption, gross receipts (which are transactional in nature), utility, customs duties, or other Taxes, fees or surcharges (including regulatory fees or surcharges) relating to or assessed on the provision, purchase or consumption of the Services (including any equipment element, as applicable) under any Service Module ("Transfer Taxes"). All such Transfer Taxes shall be the responsibility of, and will be paid by, the applicable BGI Recipients. State Street will itemize on each invoice all Transfer Taxes and/or Transfer Tax credits due or owed by or to a BGI Recipient with respect to the Services covered by such invoice. State Street will adjust the Transfer Taxes applied to any charges in accordance with this Section for any increases or decreases in the rate or changes in applicability of such Transfer Taxes during the Service Module Term. State Street shall properly invoice, collect and remit such Transfer Taxes to the appropriate taxing authority, and will bear any interest and penalties for failure to remit such Transfer Taxes in a timely manner to the appropriate taxing authority, provided that the applicable BGI Recipient has paid to State Street the invoiced amount corresponding to such Transfer Tax when due.

         (e) Refunds. If any taxing authority refunds any Transfer Tax to State Street that any BGI Recipient originally paid to State Street in accordance with this Section, or State Street otherwise becomes aware that any such Transfer Tax was incorrectly and/or erroneously collected from any BGI Recipient, or State Street otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving such collected Transfer Taxes from any BGI Recipient, then State Street will remit to any such BGI Recipient the amount of refund or tax erroneously or incorrectly collected, together with any interest thereon received from the relevant taxing authority. In accordance with Section 6.3(h), the BGI Recipients will as promptly as practicable take such reasonable actions to assist State Street in obtaining a refund (to the extent that State Street has not already received the refund) of the Transfer Taxes erroneously or incorrectly collected. The BGI Recipients will promptly forward to State Street any refund of Transfer Taxes erroneously or incorrectly collected (including interest paid on such refunds) that they may receive.

         (f) Impact of Relocating or Re-Routing the Delivery of Services. Notwithstanding the provisions of Section 6.3(d) above, any Transfer Taxes assessed on the provision of the Services for a particular site resulting from State Street's relocating or re-routing the delivery of Services for State Street's convenience to, from or through a location other than the locations used to provide the Services as of the applicable Service Module Effective Date will be borne by State Street, but only to the extent that they exceed the sum of the Transfer Taxes that otherwise would be payable by a BGI Recipient on the provision of the Services from, through or by the locations used to provide the Services as of the applicable Service Module Effective Date and any reduction in the charges to a BGI Recipient that may arise as a result of such a change.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (g) State Street Intra-Corporate Transfers. The calculation of Transfer Taxes, as applicable, will not include, and the BGI Recipients will not pay, any Taxes that are imposed on intra-corporate transfers or intermediate suppliers of the Services within State Street's corporate family (including any Affiliates).

         (h) Cooperation and Notification. The Parties agree to fully cooperate with each other to enable each Party to more accurately determine its own Tax liability and to minimize such liability to the extent legally permissible and administratively reasonable, including in connection with the filing of any Tax return or claim for refund, provided that this does not result in material costs (including additional Taxes) for the other Party. Each Party will provide and make available to the other any exemption certificates, resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or Services, and other information reasonably requested by the other Party. Each Party will notify the other within a reasonable amount of time of, and coordinate with the other on, the response to and settlement of any claim for Taxes asserted by applicable Tax authorities for which such other Party is responsible hereunder. If a situation occurs where State Street chooses to exercise its right to back bill the relevant BGI Recipients for Transfer Taxes incurred pursuant to any audit, notice or assessment for which such BGI Recipients are obligated to pay under a Service Module, State Street agrees to make every good faith effort to timely notify such BGI Recipients of its intent to exercise said right.

         (i) Other. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the BGI Recipients or State Street as custodian of the BGI Recipient's account by the tax law of the United States or of any state or political subdivision thereof.

6.4 Invoicing and Payment Due. The Fee Schedule to the applicable Service Module and this Section 6.3(i) set forth the invoicing and payment terms and procedures associated with the charges payable to State Street for performance of the Services. State Street will include on each invoice the calculations used to establish the charges therein.

         (a) Supporting Documentation. State Street will maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made by a BGI Recipient under any Service Module, in accordance with generally accepted accounting principles applied on a consistent basis. State Street will provide the applicable BGI Recipient with documentation and other information with respect to each invoice as may be reasonably requested by a BGI Recipient to verify accuracy and compliance with the provisions of the Service Modules.

         (b) Disputed Charges. Each BGI Recipient will pay all charges (other than those that are disputed in accordance with the terms hereof) when those payments are due. A BGI Recipient may withhold payment of particular charges that the BGI Recipient disputes in good faith; provided, however that such BGI Recipient sends State Street a written statement of the disputed portions within ninety (90) days of time of the applicable withholding stating in reasonable detail the nature of and reason for any such dispute. Both Parties will work diligently and in good faith to effect an expeditious resolution of any such dispute. [CONFIDENTIAL TREATMENT REQUESTED]

         (c) Invoice Aging. No BGI Recipient will be required to pay any invoices issued by State Street or any third party more than three (3) months after the month on which the fees

Master Services Agreement           20           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  owed thereunder have accrued. Notwithstanding the foregoing, for any Services provided by any Subcontractor that is not an Affiliate of State Street, such three-month period shall not begin until State Street receives the invoice from the applicable Subcontractor, but in no event will a BGI Recipient be required to pay any invoices issued by State Street or any third party for such Subcontractor services more than fifteen
                  (15) months after the month on which the fees accrued.

         (d) Currency. State Street will invoice the applicable BGI Recipient receiving the Services in the currency mutually agreed upon and set forth in the Fee Schedule to each Service Module.

6.5      [CONFIDENTIAL TREATMENT REQUESTED]

7.       TERM AND TERMINATION.

7.1      Term, Extension and Renewal.

         (a) Term of Master Services Agreement. Subject to the termination rights set forth below, this Agreement will remain in effect from Effective Date until the termination or expiration of all Service Modules (the "Agreement Term").

         (b)      Term of Service Modules.

                  (i) Initial Term. Each Service Module will set forth its Service Module Effective Date and its initial term ("Initial Term"), as well as any renewals, if applicable.

                  (ii) Extension. Unless a BGI Recipient provides notice indicating whether or not such BGI Recipient intends to renew the Service Module pursuant to Section 7.1(b)(iii) or either Party otherwise terminates such Service Module in accordance with its terms, the term of such Service Module will automatically extend on a month-to-month basis not to exceed six (6) months from the end of the Initial Term (the "Extension Period") on the terms and conditions (including pricing) set forth in this Agreement and in such Service Module.

                  (iii)    Renewals.

                           (A) At the end of the Extension Period, the term of the BGI Funds Service Modules will automatically extend for additional two (2) year terms on the terms and conditions (including pricing) set forth in this Agreement and in such Service Module, unless: (I) earlier terminated pursuant to the terms thereof; or (II) either Party elects not to renew by providing notice to the other Party at least six (6) months prior to the then-current expiration date.

                           (B) A BGI Recipient may renew the term of each other Service Module for up to two (2) additional renewal terms of up to two (2) years each on the terms and conditions (including pricing) set forth therein upon at least six (6) months' written notice to State Street prior to the end of the expiration date of the Initial Term or the expiration date of the first extension, unless earlier terminated pursuant to the terms thereof.

Master Services Agreement           21           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

7.2      Termination, Generally.

         (a) Unless expressly provided otherwise in a Service Module (including under Sections 12 or 15 of the iGroup Service Module and Service Center Service Module, respectively), termination by a Party of any Service Module will be without prejudice to and with full reservation of any other rights and remedies available to the Parties. Termination by any BGI Recipient of a Service Module will not affect State Street's obligations with respect to: (i) any other BGI Recipient which remains a party to the same or another Service Module, or (ii) the same BGI Recipient if it remains a party to another Service Module.

         (b) No BGI Recipient will be obliged to pay any termination charges or wind-down fees in connection with the termination of a Service Module by such BGI Recipient in accordance with the terms hereof or thereof, except as expressly provided otherwise in such Service Module.

         (c) If a BGI Recipient chooses to terminate a Service Module in part pursuant to any applicable provision in such Service Module, the fees payable pursuant to such Service Module will be: (i) adjusted in accordance with the applicable Fee Schedule to the extent the Services terminated have separate fees associated with them; or (ii) equitably adjusted to only reflect those Services that are not terminated in all other circumstances.

7.3      Termination of Service Modules.

         (a)      By BGI Recipients.

                  (i) For Cause. A BGI Recipient may terminate (with respect to itself only) or BGI may terminate (on behalf of itself or the BGI Recipients) a Service Module, in whole or in part by giving written notice to State Street, with immediate effect, subject to
                           Article 8, if State Street:

                           (A) commits a material breach of its duties or obligations under such Service Module (except with respect to breaches of State Street's obligations under Sections 4.1(h) or 13.2(d), each of which are addressed under Section 7.3(a)(i)(E) or (F) below), which breach is not cured (or capable of cure) within thirty (30) days after such BGI Recipient notifies State Street of such breach;

                           (B) commits numerous or repeated breaches of its duties or obligations under any Service Module, where the collective impact would constitute a material breach thereof ("Persistent or Pervasive Breach"), provided that: (1) such BGI Recipient has notified State Street that a Persistent or Pervasive Breach has occurred; and (2) State Street has failed to cure the material impact of such breach within thirty (30) days after such notice;

                           (C) incurs any three (3) Service Level Defaults in each of three (3) consecutive months;

                           (D) commits a material breach of its obligations hereunder regarding compliance with any State Street Known Laws (including without limitation, as provided in 7.3(a)(vii) below), which breach materially adversely affects the BGI Recipient and is not cured (or capable of cure)

Master Services Agreement           22           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                                    within thirty (30) days after such BGI
                                    Recipient notifies State Street of such
                                     breach;

                           (E)      commits Systemic Violations as set forth in
                                    Section 4.1(h)(iv), which in the BGI
                                    Recipient's judgment are materially
                                    detrimental to the business or reputation of such BGI Recipient or the BGI Funds, unless such BGI Recipient elects to receive liquidated damages under a Service Module;

                           (F) commits a Detrimental Breach or series of breaches where the collective impact would constitute a Detrimental Breach of the confidentiality provisions of Section 13.2(d) or of the Special Code of Conduct; or

                           (G) becomes subject to a consent decree, settlement agreement, letter of acceptance, waiver and consent, or other order from or agreement with a regulatory body, commodities exchange, or other financial services authority that has a material adverse impact on State Street's ability to perform the Services, except to the extent that State Street reasonably demonstrates that an Affiliate of State Street is capable of performing the Services without a material adverse impact thereon.

                  (ii) For Enduring Force Majeure Events. If a Force Majeure Event substantially prevents or delays performance of Services necessary for the performance of functions reasonably identified by a BGI Recipient as critical for more than three (3) consecutive days, then:

                           (A) in the case of an Industry Event, such BGI Recipient may (with respect to itself only) terminate all or any portion of the Service Modules and affected Services, as of a date specified by such BGI Recipient in a written notice of termination to State Street, if State Street is unable to restore the Services to the extent any market impacted by such Industry Event resumes trading or trading support activities relating to such market are occurring (e.g., settlement, corporate actions, etc.). In case of such a termination, State Street's fees under such Service Modules will be equitably adjusted as necessary to reflect the value of any remaining Services;

                           (B) for all other Force Majeure Events, at the option of such BGI Recipient, such BGI Recipient may (with respect to itself only) terminate all or any portion of the Service Modules and Services so affected, as of a date specified by such BGI Recipient in a written notice of termination to State Street, in which case, State Street's fees under such Service Modules will be equitably adjusted as necessary to reflect the value of any remaining Services.

                  (iii) Occasioned by Law. A BGI Recipient may terminate (with respect to itself only) a Service Module, in whole or in part, as of a date specified in such termination notice: (A) if State Street's ability to perform the Services is materially adversely impacted or affected by a Law or change in Law; (B) any order, letter, directive or similar communication from a governmental authority and regulatory organizations or other entities with statutory or regulatory authority over a BGI

Master Services Agreement           23           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           Recipient directing such BGI Recipient to terminate, cease or otherwise withdraw from all or any material part of such Service Module; or (C) if by operation of Law, such Service Module is required to be terminated.

                  (iv) Failure to Receive Consent. A BGI Recipient may terminate (with respect to itself only) a Service Module, in whole or in part, as of a date specified in such termination notice, in the event that such BGI Recipient fails to receive any consent required by Law for State Street to continue to provide such Services for such Fund and/or the underlying client or Fund instructs such BGI Recipient that State Street should not continue to act as provider of such Services.

                  (v) For Provider's Insolvency. A BGI Recipient may terminate (with respect to itself only) a Service Module in its entirety if State Street: (A) becomes insolvent or is unable to meet its debts as they mature; (B) files a voluntary petition in bankruptcy or seeks reorganization or to effect a plan or other arrangement with creditors; (C) files an answer or other pleading admitting, or fails to deny or contest, the material allegations of an involuntary petition filed against it pursuant to any applicable statute relating to bankruptcy, arrangement or reorganization; (D) will be adjudicated a bankrupt or will make an assignment for the benefit of its creditors generally; (E) will apply for, consent to or acquiesce in the appointment of any receiver or trustee for all or a substantial part of its property; (F) any such receiver or trustee will be appointed and will not be discharged within thirty
                           (30) days after the date of such appointment; or (G) State Street's auditors issue an opinion expressing doubt as to whether State Street can maintain itself as a "going concern."

                  (vi)     [CONFIDENTIAL TREATMENT REQUESTED]

                  (vii)    [CONFIDENTIAL TREATMENT REQUESTED]

                  (viii) Consequences of Non-Compliance. If a governmental authority makes a determination of a BGI Recipient's material non-compliance or material violation of Law, and imposes a fine, penalty or other formal consequence, as a result of a material failure by State Street Personnel to comply with the State Street Known Laws, the BGI Recipient may terminate (with respect to itself only) the affected Service Modules in whole or in part for cause, except to the extent that State Street is able to cure such failure to comply within thirty (30) days after such determination.

                  (ix) As Set Forth in Service Modules. A BGI Recipient may terminate (with respect to itself only) a Service Module as otherwise set forth in such Service Module.

                  (x) Dependent Service Modules. The expiration or termination of a Service Module will not terminate any other Service Module; provided, however, that a BGI Recipient may, upon termination of a Service Module, terminate any other Service Module to which it is a signatory that is, by its terms, dependent on the terminated Service Module, and in such event the BGI Recipient will be entitled to a refund of any amounts pre-paid for Services not yet rendered thereunder.

         (b) By State Street. State Street may, by giving written notice to the relevant BGI Recipient, terminate any Service Module with respect to such BGI Recipient as of a date specified

Master Services Agreement           24           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  in the notice of termination only if each such BGI Recipient:
                  (i) materially breaches (which shall be deemed to include any material breach by any Third-Party Provider or other agent of such BGI Recipient) any of its obligations to indemnify or adhere to obligations with respect to confidentiality or the use or protection of State Street's Intellectual Property, whether arising under this Agreement, any Service Module, or the License Agreements, which breach is not cured (or capable of cure) within thirty (30) days after State Street notifies BGI of such breach; or (ii) fails to pay State Street undisputed fees when due under such Service Module totaling at least four (4) months' fees, and fails to cure such breach within thirty (30) days of notice from State Street of the failure to make payment.

         (c) Expiration of Termination Rights. Except with respect to termination for Change of Control of State Street under
                  Section 7.3(a)(v), neither Party may invoke any termination right under this Section 7.3 after one (1) year following the later of: (i) the date upon which such Party obtains actual knowledge of the event which first gave rise to such termination right, and (ii) the date upon which such Party becomes aware of the full and final impact of such event.

8.       DISENGAGEMENT ASSISTANCE

         In connection with the termination or expiration by BGI or any BGI Recipient of its participation in any Service Module, State Street will perform the disengagement assistance services for the affected BGI Recipient(s) as provided in Exhibit H hereto ("Disengagement Assistance"). The provision of Disengagement Assistance by State Street shall be subject to (a) any restrictions or limitations imposed by applicable State Street Laws or (b) other measures reasonably necessary to protect the Intellectual Property or Confidential Information of State Street (including that of its customers).

9.       COMPLIANCE WITH LAWS, POLICIES AND USE RESTRICTIONS

9.1      Compliance with Laws.

         (a)      Generally.

                  (i) "State Street Known Laws" shall mean all BGI Recipient Laws of which State Street has: (A) actual knowledge; and (B) actual knowledge that such BGI Recipient Laws are applicable to the BGI Recipients and the Services. State Street will review and comply with all State Street Laws and, subject to Section 9.1(a)(iv) with respect to Proper Instructions, State Street shall perform the Services in accordance with all State Street Known Laws.

                  (ii) State Street will: (A) review and comply with all State Street Laws; and (B) perform the Services such that no BGI Recipient will violate any State Street Known Law.

                  (iii) Each Party (and, in the case of State Street, its Subcontractors) will use Commercially Reasonable Efforts to obtain and maintain all necessary approvals, licenses, consents, permits or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Laws applicable to such Party for: (A) the consummation of the transactions contemplated by the Service Modules; and (B) the provision or receipt (as applicable) of the Services

Master Services Agreement           25           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           in compliance with all Laws. Upon reasonable request therefor, each Party will provide reasonable cooperation to the other Party, at such other Party's expense, to obtain and maintain any such approvals.

                  (iv) If, at any time, State Street desires that a BGI Recipient interpret a State Street Known Law for purposes of State Street's compliance with such State Street Known Law in providing the Services to such BGI Recipient or performing the Services in a manner that such BGI Recipient will not violate such State Street Known Law as a result of State Street's failure to meet its Standard of Care, State Street will submit a request in writing to such BGI Recipient requesting guidance on such BGI Recipient's counsel's interpretation of such State Street Known Law as it applies to the BGI Recipient. Such BGI Recipient will respond to such request as soon as reasonably practicable and such guidance will be a Proper Instruction by such BGI Recipient to State Street with respect to State Street's performance of the Services that are the subject of such inquiry.

                  (v) Each BGI Recipient will review and comply with all BGI Recipient Laws applicable to it.

         (b)      Change in Laws.

                  (i) Each Party will bear the risk of and have financial responsibility for any change in Laws as set forth in the Change Procedures.

                  (ii) To the extent that delivery of the Services will be impacted by any change in State Street Laws or State Street Known Laws, State Street will so notify the other affected BGI Recipients of any required change to the Services or to any systems used to provide the Services (collectively, "Changes to the Services") and the impact.

         (c)      Non-Compliance.

                  (i) If State Street becomes aware of any non-compliance of State Street Personnel or a Subcontractor with any Law, State Street will promptly notify the affected BGI Recipients in writing, to the extent that such non-compliance affects State Street's ability to perform its obligations under this Agreement or any Service Module.

                  (ii) If any BGI Recipient becomes aware of any non-compliance of State Street Personnel or a Subcontractor with any State Street Known Law and becomes aware that such non-compliance affects State Street's ability to perform its obligations under this Agreement or any Service Module, such BGI Recipient will promptly notify State Street in writing.

                  (iii) State Street will use Commercially Reasonable Efforts to promptly take necessary action to correct such non-compliance by State Street or such Subcontractor, to the extent that such non-compliance affects State Street's ability to perform its obligations under this Agreement or any Service Module.

                           (A) Unless such non-compliance is caused by a BGI Recipient's failure to comply with its duties and obligations hereunder, State Street will

Master Services Agreement           26           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                                    promptly implement such Changes to the
                                    Services as may be necessary to correct such non-compliance at State Street's sole cost and expense; and

                           (B) If such non-compliance is caused by a BGI Recipient's failure to comply with its duties and obligations hereunder, State Street will promptly implement such Changes to the Services as may be necessary to correct such non-compliance and the affected BGI Recipients will reimburse State Street for any actual and demonstrable costs and expenses incurred by State Street in connection therewith.

         (d) Other Assistance. State Street will supply to the applicable BGI Recipients copies of all annual financial accounts of the BGI Recipients and, upon request, other information maintained by State Street on behalf of the BGI Recipients, solely to the extent required by the BGI Recipients in order to demonstrate its compliance with applicable Laws and to conduct business with its Customers. State Street will also assist the affected BGI Recipients with their dealings with regulatory authorities to the extent directly related to and reasonably required as a result of the provision of the Services.

9.2      Compliance with Certain Policies and Use Restrictions.

         (a) Compliance with On-Site Policies. Each Party will comply in all material respects with the other Party's rules and regulations applicable to visitors when on the premises of the other Party, provided that each Party's employment policies shall apply to such Party's personnel and not the policies of the other Party. State Street will maintain physical security procedures that are designed to safeguard BGI Data and Confidential Information of each BGI Recipient provided to State Street as part of the Services against unauthorized access, which procedures will at all times meet the standards set forth in Exhibit E or standards that are reasonably likely to be as protective of BGI Data and Confidential Information of such BGI Recipients in all material respects.

10.      DATA PROTECTION

10.1     BGI Data.

         (a) "BGI Data" means all data and information: (i) submitted to or held by State Street by or on behalf of such BGI Recipient, including data submitted by or relating to providers, members and customers of such BGI Recipient; (ii) obtained by or on behalf of State Street Personnel in connection with Services and/or the Service Modules that relates to BGI, a BGI Recipient, or providers, members and customers of BGI or a BGI Recipient; or (iii) to which State Street Personnel have access in connection with the provision of the Services that relates to a BGI Recipient, or providers, members and customers of such BGI Recipient, and including all Personal Information. All BGI Data is, or will be, and will remain the property of the applicable BGI Recipient and will be deemed BGI Confidential Information.

         (b) Without limiting the foregoing, no ownership rights in BGI Data will accrue to State Street or any State Street Personnel by reason of State Street or any State Street Personnel entering, deleting, modifying or otherwise Processing any BGI Data.

Master Services Agreement           27           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (c)      Use Restrictions.

                  (i) Without approval from the applicable BGI Recipient (in its sole discretion), BGI Data will not be: (A) used by State Street other than is necessary for State Street's performance of the Services under the applicable Service Module; (B) disclosed, sold, assigned, leased or otherwise provided to third parties by State Street other than as Confidential Information may be disclosed; or (C) commercially exploited (including, without limitation, via Processing or data mining) by or on behalf of State Street or any State Street Personnel.

                  (ii) State Street will not possess or assert liens or other rights in or to BGI Data.

                  (iii) State Street hereby irrevocably and perpetually assigns, transfers and conveys to the applicable BGI Recipients without further consideration all of its and their right, title and interest, if any, in and to BGI Data. At BGI's request, State Street will execute and deliver to the BGI Recipients any financing statements or other documents that may be reasonably necessary or desirable under any Law to preserve, or enable such BGI Recipients to enforce, their rights hereunder with respect to BGI Data.

                  (iv) No removable media on which BGI Data is stored may be used or re-used to store data of any other customer of State Street or to deliver data to a third party, including another State Street customer, unless securely erased in a manner consistent with the Standard of Care.

                  (v) Each BGI Recipient will provide State Street with written notice of any applicable security or confidentiality obligations or disclosure, notification or consent requirements applicable to the use or transfer of the BGI Data transmitted to State Street that are in addition to the requirements set forth in this Agreement or any Service Module, provided, however, that any change to State Street's obligations as a result thereof shall be subject to the Change Procedures.

         (d) Return of Data/Record Retention. At the request of a BGI Recipient at any time during the applicable Service Module Term or upon the expiration or earlier termination of the Service Module, State Street will: (i) promptly return to such BGI Recipients, in a useable machine ready format or such other format as State Street and such BGI Recipient shall agree upon, all or any part of the BGI Data attributable to such BGI Recipient; and (ii) erase or destroy all or any part of such BGI Data in State Street's possession, in each case to the extent so requested by such BGI Recipient, subject to any data or record retention requirements applicable to State Street under applicable Law and excluding any data that State Street is no longer maintaining as part of its then-current electronic records. Notwithstanding anything herein to the contrary, State Street may retain copies of BGI Data to pursue or defend claims or other actions under or relating to this Agreement or any Service Module and as otherwise consistent with its regulatory and audit (including Fund audit) obligations, which data shall remain subject to the confidentiality rights and obligations hereunder.

         (e)      BGI Access.

                  (i) State Street will make available to the BGI Recipients any BGI Data that is held in paper form within a reasonable time after request therefor. In addition, State

Master Services Agreement           28           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           Street will store and make available to the BGI Recipients any BGI Data that it maintains in electronic form on the State Street Technology in a manner that enables it to be: (A) properly identified as information relating to the provision of the Services to the BGI Recipients; and (B) easily, promptly and independently extracted, copied or transferred from any storage media on which it is kept.

                  (ii) Except as specifically set forth in this Agreement or a Service Module or as otherwise required under applicable Law, State Street will have no implied right to access any data files, directories of files, or other BGI Confidential Information, except to the extent necessary to perform the Services and will access and/or use such files and BGI Confidential Information only as and to the extent necessary to perform the Services.

10.2 Data Safeguards and Security. Within a reasonable time after the Effective Date, State Street will establish and maintain generally accepted industry "best practices" systems security measures designed to guard against the destruction, loss, or alteration of BGI Data provided to State Street that are no less rigorous than those maintained by State Street for its own information of a similar nature, and that are consistent with the Standard of Care. State Street will promptly correct any errors or inaccuracies in BGI Data caused by State Street's failure to meet the Standard of Care or in the reports delivered to the applicable BGI Recipients under the Service Modules.

         (a) Data Security Plan. Within a reasonable time after the Effective Date, State Street will implement, maintain and update a data security plan with respect to BGI Data provided to it that is consistent with the standards set forth in Exhibit E (which will include both physical and electronic measures) or, following the Effective Date, such other generally accepted industry standards as are reasonably likely to be as protective of BGI Data as Exhibit E, which standards shall be applicable to the parts within State Street that have access to BGI Data. Any changes to the safeguards in Exhibit E that are specifically designated as safeguards that State Street has agreed to adopt specifically for the BGI Recipients will require prior review and approval from the affected BGI Recipients, which approval shall not be unreasonably withheld.

         (b) Data Remediation. State Street will remedy any destruction, loss or alteration of any BGI Data where such destruction, loss or alteration is caused by State Street, any State Street Personnel, or a Subcontractor, to the extent technologically feasible and commercially reasonable, and only upon a BGI Recipient's reasonable request. State Street will promptly notify the relevant BGI Recipients of any material destruction, loss or alteration of BGI Data provided to State Street or a Subcontractor of which State Street becomes aware.

         (c) Right to Review. Each BGI Recipient reserves the right to review State Street's policies and procedures used to maintain the security and confidentiality of Personal Information, subject to the limitation set forth in Section 12.2. The provisions of this Section, are in addition to, and will not be construed to limit any other of the Parties' respective confidentiality obligations under the Service Modules.

10.3     Data Security Breaches; Remediation of Malicious Code.

         (a) Data Security Breaches. State Street will monitor and record security related events on all systems and log such events. If State Street discovers or become aware of an actual

Master Services Agreement           29           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  breach of security relating to BGI Data, except to the extent instructed by legal or regulatory authorities not to do so:

                  (i) promptly notify the BGI Regional Program Manager by telephone and e-mail as soon as practicable but in any event within the earlier of any of the following:
                           (i) 5:00 PM, local time, the next Business Day after detecting or becoming aware of such breach; (ii) forty-eight (48) hours after detecting or becoming aware of such breach; or (iii) within a shorter timeframe if required under a State Street Known Law;

                  (ii) provider confirmatory written notice or fax to the BGI Regional Program Manager as soon as practicable after detecting or becoming aware of such breach; and

                  (iii) investigate and remediate the effects of the breach, and provide the applicable BGI Recipients with reasonable assurance that safeguards consistent with State Street's obligations under this Article 10 have been implemented.

         (b) Malicious Code. Generally, the Parties will provide reasonable cooperation to one another in order to mitigate the impact of any Malicious Code on the Services, regardless of the origin of such Malicious Code. Without limiting any Party's other obligations under the Service Modules, if any Malicious Code is found to have been introduced by such Party (or any third party acting on such Party's behalf or direction) into any system used to provide or receive the Services, such Party will remove such Malicious Code at its expense or, at the election of such other Party, compensate the other Party for the reasonable expense of any such removal, and in any case (wherever such Malicious Code originated), such Party will exercise Commercially Reasonable Efforts, at no charge to the other Party, to eliminate, and reduce the effects of, the Malicious Code. If such Malicious Code causes a loss of operational efficiency or loss of data, State Street will mitigate such losses and use Commercially Reasonable Efforts to restore any data lost of the State Street Technology, subject to reimbursement for reasonable expenses incurred on account of Malicious Code introduced by a BGI Recipient (or any third party acting on its behalf or direction).

11.      CONTRACT AND PROJECT MANAGEMENT

11.1 Governance, Meetings and Reports. State Street acknowledges and agrees that one of the key business requirements of the BGI Recipients is for State Street to provide the Services in a consistent, integrated manner across all State Street locations, regardless of geography. To meet such requirement, State Street will organize its relationship with the BGI Recipients and its service delivery team in accordance with the governance committees, processes and procedures set forth in Exhibit D and this Article 11.

11.2     Relationship Management Manual.

         (a) Generally. State Street has delivered to the BGI Recipients a copy of a "Process Review Document" drafted in 2006.

         (b) Updates. The Parties acknowledge and agree that the Process Review Document is an operational document, which State Street may revise with the BGI Recipients' written approval and without the need to amend the Service Modules. Within ninety
                  (90) days

Master Services Agreement           30           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  after the Effective Date of this Agreement, State Street shall deliver an updated Process Review Document to the BGI Recipients. Thereafter, at least annually, State Street shall update the Process Review Document and provide such updated version to the BGI Recipients.

         (c)      Perpetual Use of the Manual.

                  (i) State Street acknowledges and agrees that each BGI Recipient and its Affiliates will have the right to copy and make derivative works of the Process Review Document solely for the purpose of servicing the BGI Recipients.

                  (ii) Each BGI Recipient and its Affiliates may provide copies of the Process Review Document to Third Party Providers solely for the purpose preparing to service and servicing the BGI Recipients.

11.3 Change Procedures. Any Change to the general terms and conditions in the Service Modules (including changes to the Schedules and Attachments) will be made in accordance with Exhibit C. Each Party agrees to consider in good faith any Change request of the other Party and will not unreasonably withhold or delay its approval of any such request.

12.      AUDIT / RECORDS / LEGAL DISCOVERY

12.1 BGI Audit Rights. Unless prohibited by applicable Laws, the BGI Recipients, their auditors (internal or external) and regulators (to the extent legally required), each as a BGI Recipient may from time to time designate (collectively, the "BGI Auditors"), may perform audits, inspections and examinations of: (i) any location or facility or portion thereof at or from which State Street Personnel are providing the Services (including, as applicable, walk-throughs of primary and backup data centers, subject to generally-applicable restrictions imposed by any third party operators of such data centers); (ii) Subcontractors (subject to the limitations in Section 12.2(a)(iv) below); and (iii) data, books, logs, records and other documentation in any media relating to the Services for the following purposes:

         (a) to verify and ascertain the accuracy and correctness of volume calculations, Service Levels and other measures of performance, credits and other amounts due and payable to the applicable Parties to the applicable Service Modules hereunder (including by means of access to the most recent publicly-available audited financial statements of State Street and/or its Subcontractors or Permitted Delegates, as applicable, and relevant information on applicable insurance coverages to the extent available to State Street);

         (b) to verify the integrity of BGI Confidential Information and State Street's compliance with its duties and obligations with respect to information protection, security and confidentiality, to the extent set forth in Section 12.4(a) below;

         (c) to verify State Street's compliance with State Street Known Laws in any country from or to which Services are provided, including to verify the integrity and correctness of the training and certification qualifications offered to and obtained by State Street Personnel where training or certification is required to comply with State Street Known Laws;

         (d) to verify the integrity of any data provided by State Street under a Service Module;

Master Services Agreement           31           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (e) to verify State Street's compliance with regulatory inquiries relating to the BGI Recipients or the Funds;

         (f) to permit the Chief Compliance Officer of the BGI Funds to comply with the relevant requirements of Rule 38(a)-1;

         (g) to verify State Street's compliance with policies and procedures of a BGI Recipient to which State Street is required to comply under a Service Module; and

         (h) to verify State Street's compliance with any other provision of this Agreement or the Service Modules.

         State Street will make State Street Personnel available to the BGI Auditors for the purposes described in this Section above.

12.2     Limitations and Cooperation.

         (a)      Limitations.

                  (i) Audits will be conducted during State Street's business hours and upon reasonable notice to State Street except in the case of emergency or as otherwise may be legally required. Each BGI Recipient and BGI Auditors will: (A) comply with State Street's reasonable security and confidentiality requirements when accessing locations, facilities or other resources owned or controlled by State Street; and
                           (B) cooperate with State Street to minimize any disruption to State Street's business activities, subject to the requirements of any regulatory authorities.

                  (ii) Audit rights of the BGI Recipients will be subject to State Street's rights to impose reasonable limitations on the frequency and timing of such audits and inspections requested by the BGI Recipients, except that State Street will not limit the frequency or timing of audits or inspections by regulators of the BGI Recipients.

                  (iii) State Street will not disclose or make any information available or provide access to: (A) the extent that such information is subject to legal privilege; (B) the extent that disclosure or access would result in a breach of law or duty of confidentiality or privacy owed to a third party or any State Street Personnel; (C) the extent that such information is unrelated to the BGI Recipients or the provision of the Services; (D) State Street's internal audit reports, compliance or risk management plans or reports, work papers and other reports and information relating to management functions; or (E) the extent that such access by the BGI Recipients would, in State Street's reasonable opinion, compromise the security of its technology systems or the confidentiality of its customers.

                  (iv) Any audits of Subcontractors permitted hereunder shall be subject to all terms and conditions applicable thereto under any agreement between State Street and such Subcontractors, which audit rights State Street will: (A) request in good faith from such Subcontractor; and (B) negotiate in good faith to include in such agreement when State Street is otherwise renegotiating such agreement.

Master Services Agreement           32           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (b)      State Street Cooperation.

                  (i) Subject to the limitations set forth in 12.2(a) above, State Street and State Street Personnel will provide such assistance as may be reasonably required to carry out audits as permitted hereunder, including providing reasonable use of State Street locations, facilities and other resources reasonably required in connection therewith, subject to reimbursement for any material out-of-pocket expenses incurred by State Street in cooperating with audit activities directed by a BGI Recipient that are outside the ordinary course of customary audits that would be expected in connection with services similar to the Services.

                  (ii) Subject to the limitations set forth above, State Street further agrees to cooperate with and facilitate: (A) audits of BGI Recipients conducted by independent auditors; and (B) audits or performance of "agreed upon procedures" by outside auditors as requested by the BGI Recipients or Customers.

12.3     Audit Follow-Up and Remedial Action.

         (a) Audit Follow-Up. At the conclusion of an audit or examination, State Street will cooperate with the applicable BGI Recipients to provide factual concurrence with issues identified in the review. State Street and such BGI Recipients will meet to review each final audit report promptly after the issuance thereof.

         (b) Compliance Corrections. If an audit reveals any breach by State Street with any of its material obligations under a Service Module and State Street is notified of such breach, State Street will promptly use Commercially Reasonable Efforts to cure such breach, provided such breach is capable of cure. To the extent that any BGI Recipient becomes aware of a breach revealed by an audit, such BGI Recipient will notify State Street of such breach.

         (c) Overcharge. If, as a result of an audit regarding State Street's charges, it is determined that State Street has overcharged a BGI Recipient, such BGI Recipient will notify State Street of the overcharged amount and State Street will promptly pay to such BGI Recipient such amount, plus interest at the prevailing Federal Funds rate, calculated from the date of State Street's receipt of the overcharged amount until the date of payment to such BGI Recipient. If any such audit reveals an undercharge to State Street of five percent (5%) or more of the annual service charges for the period audited, the BGI Recipient will notify State Street and pay such undercharge, without interest, within thirty (30) days of discovery of such undercharge. If any such audit reveals an overcharge to a BGI Recipient of five percent (5%) or more of the annual service charges for the period audited, State Street will, at the option of such BGI Recipient, issue to such BGI Recipient a credit (including such interest) against the charges and reimburse such BGI Recipient for the reasonable out-of-pocket expenses of such audit relating to such charges.

         (d) Training/Certification. If as a result of an audit regarding State Street's training and/or certification requirements, it is determined that State Street's training or qualifications are not in compliance with State Street Known Laws, State Street will as soon as reasonably practicable rectify such non-compliance at State Street's cost and provide the affected BGI Recipients with reasonable evidence thereof.

Master Services Agreement           33           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

12.4     State Street-Conducted Audits.

         (a)      [CONFIDENTIAL TREATMENT REQUEST]

         (b)      Data Security and Confidentiality Audits.

                  (i)      [CONFIDENTIAL TREATMENT REQUEST]

                  (ii) Notwithstanding the limitations in Section 12.2(a), State Street will provide access to such auditor that is necessary to enable such auditor to assess the following: (A) State Street's compliance with its data security obligations hereunder; and (B) whether any incident has occurred that has compromised the security of State Street Technology in a manner such that BGI Data has been improperly disclosed or altered or that has created a reasonable likelihood that such a disclosure or alteration could occur as a result thereof (a "Data Security Breach").

                  (iii) Such access may include browse-only access to State Street Technology consistent with the access provided to BGI Recipients in connection with the Services, but excluding: (A) access that to State Street Technology that would permit the auditor to view information of other clients of State Street; and (B) the ability to perform any penetration or similar testing.

                  (iv) BGI shall be entitled to a report of the audit that will describe whether State Street has met its data security obligations hereunder and whether or not a Data Security Breach has occurred, but that shall otherwise exclude information that State Street reasonably deems appropriate to exclude.

                  (v) If any such audit reveals that State Street has failed to meet its data security obligations hereunder or that a Data Security Breach has occurred, upon BGI's request (and at its sole cost and expense), State Street shall: (A) provide the affected BGI Recipients with sufficient information to determine the length, scope and impact of such failure; and (B) employ an independent third-party auditor jointly selected by State Street and BGI to perform a follow up audit to determine whether State Street has: (I) cured its failure to meet its data security obligations hereunder; or (II) remediated the Data Security Breach such that an improper disclosure or alteration of BGI Data is no longer reasonably likely to occur as a result of the incident giving rise to the follow up audit.

                  (vi) Additional follow-up audits may be required to the extent any such audit reveals that the data security matters have not been remediated in all material respects.

                  (vii) The results of any such audits and reports provided in connection therewith shall be Confidential Information of State Street.

         (c)      SAS 70 Audit.

                  (i) State Street will cause a Type II Statement of Auditing Standards ("SAS") 70 audit (or equivalent audit) to be conducted at least annually for each facility, including any shared services facility at or from which State Street provides the Services. No SAS 70 audit conducted pursuant to this Agreement or a Service

Master Services Agreement           34           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           Module will be materially diminished in scope as compared to the scope of State Street's SAS 70 audits as of the Effective Date.

                  (ii) State Street will promptly provide each BGI Recipient with its updated SAS 70 Type II report on no less than an annual basis (the "SAS 70 Results"). Thereafter, State Street will provide to the BGI Recipients certifications indicating material changes to State Street's internal control environment in such frequency as the BGI Recipients may reasonably request to discharge their duties under applicable Law or to the BGI Funds.

                  (iii) State Street will permit each BGI Recipient to participate in the planning of each SAS 70 audit, will confer with the BGI Recipients as to the scope and timing of the audit and will use Commercially Reasonable Efforts to accommodate requirements and concerns of the BGI Recipients to the extent practicable.

                  (iv) From and after the conversion of the Services from the systems used prior to the Effective Date to other State Street Technology, in the event the foregoing requirements would require State Street to alter any SAS 70 that it would have performed for its other customers State Street shall notify the applicable BGI Recipient of the same and such BGI Recipient will elect to either: (1) waive such requirements; or (2) pay any incremental costs incurred by State Street as a result thereof (including the cost of separate SAS 70 audits for such BGI Recipients to the extent reasonably required).

12.5 Record Maintenance and Retention. State Street will maintain accurate, complete and up-to-date books and records relating to the Services in compliance with the State Street Laws and State Street Known Laws. The BGI Recipients will retain ownership of such books and records, with each BGI Recipient owning those books and records that pertain to the Services provided under the Service Modules to which such BGI Recipient is a party. State Street will report as soon as possible any matters that are reasonably likely to materially adversely affect performance of its record maintenance and retention obligations under the Service Modules. Unless prohibited by applicable Laws, State Street will maintain and provide access upon a BGI Recipient's request to the records, documents and other information (other than any BGI Data or BGI Confidential Information returned by State Street in accordance herewith) required to comply with audit rights under the Service Modules until the later of: (a) ten (10) years after expiration or termination of the final Service Modules or such longer period required by a State Street Known Law; or (b) when pending matters relating to the applicable Service Modules (e.g., disputes) are closed or applicable statutes of limitations have lapsed.

12.6 Communication with Regulators. If State Street receives any inquiry from any regulator regarding a BGI Recipient or Customers in relation to the Services, then except to the extent such inquiry relates to other customers of State Street, State Street will, to the extent legally permissible, consult the relevant BGI Recipient before responding to such inquiry and will comply with BGI Recipient's reasonable requests regarding the content or timing of such response, provided, however, that the foregoing shall not limit or restrict State Street in any manner in complying with its regulatory obligations in a manner that it, in its sole discretion, shall determine to be compliant with Law or necessary for the maintenance of its ongoing relationships with its regulatory authorities.

12.7 Legal Discovery. State Street acknowledges and agrees that each BGI Recipient is required to preserve and produce electronic data in support of such BGI Recipient's legal discovery

Master Services Agreement           35           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         obligations, as they may arise, for investigations and/or litigation. As part of the Services, and to the extent not prohibited by applicable Laws, State Street will make available to such BGI Recipient BGI Data that State Street maintains and that is the subject of any legal discovery obligation of such BGI Recipient, subject to reimbursement for out of pocket costs reasonably incurred by State Street to the extent such assistance is not capable of being performed by State Street Personnel during normal business hours without disruption to the Services.

12.8     Other Disclosures.

         (a) State Street will disclose all information related to the Services and any compensation or fees received by State Street or its Affiliates that is requested by a BGI Recipient in order for either the BGI Recipient or a client of a BGI Recipient that invests in or had an investment in a BGI Recipient reasonably requires to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

         (b) State Street will furnish each BGI Recipient with such daily information regarding the BGI Recipient's cash and Securities positions and activity, as State Street and such BGI Recipient will from time to time agree.

13.      CONFIDENTIALITY

13.1     Definition of Confidential Information.

         (a)      Definition.

                  (i) "Confidential Information" of a Party means any non-public, commercially sensitive information belonging to, concerning or in the possession or control of a Party or its Affiliates (the "Furnishing Party") that is furnished, disclosed or otherwise made available of the other Party or its Affiliates (the "Receiving Party"), and which is:

                           (A) either marked or identified in writing as confidential, proprietary, secret or with another designation sufficient to give notice of its sensitive nature;

                           (B) of a type that a reasonable person would recognize it to be commercially sensitive; or

                           (C) BGI Confidential Information or State Street Confidential Information.

                  (ii) "BGI Confidential Information" includes all information to which State Street has access in BGI Locations or systems, BGI Proprietary Information, BGI Data, BGI Software and other Intellectual Property of BGI Recipients and related systems access codes and information concerning BGI Recipients and their Affiliates' existing or proposed products, product types, product structures, product strategies, target markets, timing of new product launches, historic trade data, fund performance data, corporate actions determinations, trading information, trading strategies, processes, trend information, securities lending data and markets, billing data, marketing strategies, financial affairs, employees, shareholder list and information related to shareholders, Customers or suppliers,

Master Services Agreement           36           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           and any non-public personal information as defined by Regulation S-P, regardless of whether or how it is marked.

                  (iii) "State Street Confidential Information" includes State Street proprietary information, Work Product and all other Intellectual Property of State Street, client lists, marketing strategies, and all data and information concerning State Street's clients, in their capacity as State Street's clients, financial affairs, product types, product structures, product strategies, timing of new product launches, and fees for Services or other products or services, regardless of whether or how such materials are marked.

         (b) No Implied Rights. Each Party's Confidential Information will remain the property of that Party. Nothing contained in this Article will be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or by implication, any rights or license to the Confidential Information of the other Party. Any such obligation or grant will only be as provided by other provisions of the Service Modules.

         (c) Exclusions. None of the Confidential Information, State Street Confidential Information or BGI Confidential Information shall include any information that the Receiving Party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the Receiving Party; (iii) was in possession of the Receiving Party at the time of disclosure to it and was not the subject of a pre-existing confidentiality obligation; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the Receiving Party without use of the Confidential Information of the Furnishing Party. Any exclusion from the definition of Confidential Information contained in a Service Module will not apply to Personal Information.

         (d) Confidential Treatment of the Service Modules. The Service Modules are confidential agreements between State Street and the BGI Recipients. The Parties will not reproduce or show copies of any Service Module to third parties without the other Party's consent, except as may be permitted by Section
                  13.3 or Section 20.5, provided however, that BGI Recipients may disclose the following portions of the Service Modules to third party providers in connection with migrating the Services to other service providers: descriptions of the Services, Service Levels, and provisions regarding Intellectual Property. BGI will seek confidential treatment of the Service Modules in any BGI Recipient registration statements, subject to BGI's or any BGI Recipient's sole discretion as to how it will fulfill its legal obligations or regulatory requirements.

13.2     Confidentiality Obligations.

         (a) Generally. The Receiving Party will: (i) not disclose, publish, release, transfer or otherwise make available the Furnishing Party's Confidential Information in any form to, or for the use or benefit of, any person or entity without the Furnishing Party's consent; (ii) secure and protect the Furnishing Party's Confidential Information from unauthorized use or disclosure by using at least the same degree of care as the Receiving Party employs to avoid authorized use of or disclosure of its own Confidential Information, but in no event less than reasonable care; and (iii) not duplicate any material containing the Furnishing Party's Confidential Information except in the direct performance of its

Master Services Agreement           37           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  obligations under a Service Module. Confidential Information may not be used by the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, approved subcontractors and employees, other than for the purposes contemplated by this Agreement.

         (b) State Street Duties. In addition to its other obligations with respect to BGI Confidential Information, State Street will:

                  (i)      [CONFIDENTIAL TREATMENT REQUESTED]

                  (ii) Provide access to BGI Confidential Information to its employees only on a need to know basis and will not provide such access to any employee who directly services a business that competes now or in the future with BGI Recipients or the Funds.

                  (iii) Train all State Street Personnel on special restrictions applicable to BGI Confidential Information hereunder (or under any Service Module).

                  (iv)     [CONFIDENTIAL TREATMENT REQUESTED]

                  (v) Segregate and protect BGI Confidential Information, by configuration of its information and processing systems or by adopting other appropriate measures.

                  (vi) State Street will use its Commercially Reasonable Efforts to strengthen the provisions in its agreements with each of its Subcontractors, which may include, where possible, attempting to make such provisions comparable to the confidentiality obligations of State Street under this Agreement. State Street will provide periodic updates to the BGI Recipients indicating State Street's progress in obtaining such agreements.

         (c)      Notice of Unauthorized Acts.  The Receiving Party will:

                  (i) notify the Furnishing Party promptly upon its becoming aware of any unauthorized possession, use, or knowledge of the Furnishing Party's Confidential Information by any person;

                  (ii) promptly furnish to the Furnishing Party full details that the Receiving Party has or may obtain regarding such unauthorized access and use reasonable efforts to assist the Furnishing Party in investigating or preventing the reoccurrence of any such access;

                  (iii) cooperate with the Furnishing Party in any litigation and investigation against third parties deemed reasonably necessary by such Party to protect its proprietary rights; and

                  (iv) promptly take all reasonable actions necessary to prevent a reoccurrence of any such authorized access.

         (d)      Special Code of Conduct.

Master Services Agreement           38           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  (i) In performing the Services, State Street will direct all Covered Persons to comply with the Special Code of Conduct set forth in Exhibit L, without limiting State Street's obligation under Section 4.1(c). The Special Code of Conduct will apply to all Covered Persons, and persons who were formerly Covered Persons but whose duties have changed such that they are no longer Covered Persons.

                           (A) Within thirty (30) days after the Effective Date, State Street will issue a nondisclosure and confidentiality agreement between BGI and the following Covered Persons that minimally requires such State Street Personnel to comply with State Street's confidentiality and non-disclosure duties hereunder: (I) Covered Persons in the Service Center or iGroup; (II) such other Covered Persons who supervise the Service Center or iGroup; and (III) Covered Persons who support the Institutional Services (other than personnel who provide shared services). Within thirty (30) days thereafter, State Street will use diligent efforts to collect such agreements in fully executed and binding form, provided that within ninety (90) days following the Effective Date, State Street will have collected all such agreements in fully executed and binding form. During such ninety (90) day period, State Street will provide BGI with monthly updates indicating the status of all such agreements.

                           (B) State Street will develop a training program with respect to this Special Code of Conduct, subject to review and reasonable approval by the BGI Recipients.

                           (C) No less frequently than annually, each individual Covered Person will be required to certify that such individual has read and complied with the Special Code of Conduct.

                           (D) The Special Code of Conduct will require that State Street Personnel maintain the confidentiality of BGI Confidential Information accessed or otherwise made known to the Service Center or iGroup and the Funds for the duration of each individual's employment with State Street, even if such employee has left the Service Center or iGroup to work in another area of State Street's organization, or no longer services the Service Center or iGroup in a support function.

                  (ii) All Covered Persons will be required to comply with the Special Code of Conduct.

                  (iii) Each Covered Person will receive the training program developed by State Street with respect to the Special Code of Conduct.

                  (iv) State Street will provide such certifications as are required under the Service Module for Service Center and the Service Module for iGroup with respect to the compliance with the Special Code of Conduct. Failure to provide any such certifications will be deemed a failure of a Key Performance Indicator and handled in accordance with Exhibit B.

         (e)      [CONFIDENTIAL TREATMENT REQUESTED]

Master Services Agreement           39           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

13.3     Permitted or Required Disclosures.

         (a) The Receiving Party may disclose relevant aspects of the Furnishing Party's Confidential Information to its Affiliates, officers, directors, agents, professional advisors, approved subcontractors and employees and other third parties, to the extent that such disclosure is not restricted under a Service Module or any governmental approvals and only to the extent that such disclosure is reasonably necessary for: (i) the performance of its duties and obligations; (ii) the exercise of its rights, under the Service Modules or the License Agreements; or (iii) compliance with relevant reasonable policies and practices of its internal audit, risk management, and legal oversight functions.

         (b) The Receiving Party will take all reasonable measures to ensure that the Furnishing Party's Confidential Information is not disclosed or duplicated in contravention of the provisions of this Agreement or the Service Modules by such officers, directors, agents, professional advisors, subcontractors and employees.

         (c) The Parties' respective obligations in this Article 13 will not restrict any disclosure required pursuant to any Law; provided, however, that:

                  (i) where legally permitted to do so, the Receiving Party will give reasonable and prompt advance notice of such disclosure requirement to the Furnishing Party and give the Furnishing Party reasonable opportunity to object to and contest such disclosure, to the extent legally permissible; and

                  (ii) the Receiving Party will use reasonable efforts to secure confidential treatment for any such information that is required to be disclosed.

13.4     Return or Destruction.

         (a) As requested by the Furnishing Party during the Agreement Term, the Receiving Party will return or provide the Furnishing Party a copy of any designated Confidential Information of the Furnishing Party.

         (b) The Receiving Party will return, or at the Furnishing Party's option, destroy all copies of materials containing the Furnishing Party's Confidential Information upon the Receiving Party's cessation of work, completion of its obligations associated with such information under the Service Modules or upon any earlier termination of all Service Modules for any reason whatsoever, except to the extent:

                  (i) that this Agreement, a Service Module or the License Agreements provide for the Receiving Party to continue to use or retain items that constitute or contain the Furnishing Party's Confidential Information after the date of expiration or termination; or

                  (ii) otherwise required to comply with Laws or defend or pursue claims arising under this Agreement or a Service Module.

                  In addition, the Receiving Party will destroy all notes, memoranda, compilations, derivative works, data files or other materials prepared by or on behalf of the Receiving Party that contain or otherwise reflect or refer to Confidential Information of the Furnishing Party to the extent reasonably practicable.

Master Services Agreement           40           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (c) At the Furnishing Party's request, the Receiving Party will certify in writing that it has returned or destroyed all copies of the Furnishing Party's Confidential Information in the possession or control of the Receiving Party or any of its Affiliates, officers, directors, agents, professional advisors, approved subcontractors and employees.

         (d) The Receiving Party will dispose of any "consumer report information," as such term is defined in Regulation S-P.

13.5 Duration of Confidentiality Obligations. The Receiving Party's obligations under this Article apply to Confidential Information of the Furnishing Party disclosed to the Receiving Party before or after the Effective Date and will continue during the Agreement Term and survive the expiration or termination of the Agreement as follows:

         (a) as to any portion of the Furnishing Party's Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as the Furnishing Party continues to treat such information as a trade secret; and

         (b) as to all other Confidential Information of the Furnishing Party, the obligations will survive for two (2) years after the Receiving Party's fulfillment of its obligations under
                  Section 13.4 with respect to the Confidential Information in question.

14.      PROPRIETARY RIGHTS

14.1 Generally. This Article 14 and the License Agreements set forth the Parties' rights with respect to certain Intellectual Property created or otherwise made available in connection with the Service Modules. As between the Parties, the rights apply as set forth in this Article 14 whether State Street Personnel solely or working jointly with any BGI Recipient or others to perform the work in question.

14.2 BGI Proprietary Information. All proprietary interest, claim or rights in client and Customer lists and all other data of any BGI Recipient and its clients and Customers ("BGI Proprietary Information") will be and remain such BGI Recipient's sole property. State Street may use BGI Proprietary Information only to provide the Services and not for any other purpose. Upon termination or expiration of each Service Module, all BGI Proprietary Information related to such Service Module will be returned to the BGI Recipient that provided such BGI Proprietary Information, except as otherwise provided in a Service Module or to the extent necessary for State Street to perform continuing obligations. State Street will then destroy its own copies, and certify to the completion of such destruction in writing upon request from such BGI Recipient.

15.      REPRESENTATIONS AND WARRANTIES

15.1 By State Street. State Street makes the following representations, warranties and covenants to each BGI Recipient:

         (a) Adequate Resources, Skill and Experience. State Street warrants and covenants that it will use adequate numbers of qualified State Street Personnel with suitable training, education, experience and skill to perform the Services in accordance with the Standard of Care. State Street represents that it is skilled and experienced in providing services similar to the Services for customers other than the BGI Recipients.

Master Services Agreement           41           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (b) Software Ownership. It is fully authorized to grant to the BGI Recipients, such rights, title, interest and ownership (or license rights to use, as applicable) as are granted pursuant to the Service Modules.

         (c) Currency. The Services, including any Work Product provided by State Street hereunder, are and will: (i) be capable of supporting all currencies required to provide the Services; and (ii) not be adversely affected or manifest any errors by virtue of variations in currency or pricing structures.

         (d) Equal Opportunity Employer. State Street is now an equal opportunity employer complying with all applicable Laws relating to equal opportunity employment, and will maintain in effect, and use reasonable efforts to adhere to a corporate policy intended to maintain such compliance.

         (e) No Debarment. Neither State Street (nor any of State Street Personnel to State Street's knowledge):

                  (i)      has been debarred by a governmental authority;

                  (ii) has currently or has had in the past, a debarment proceeding initiated against them by a governmental authority; or

                  (iii) will use, in any capacity, in connection with the activities to be performed under the Service Modules, any person or entity who, to State Street's knowledge has been debarred or against whom a debarment proceeding has been initiated by any governmental authority.

                  If State Street learns that a person or entity performing on its behalf under any Service Module has been debarred by any governmental authority, or has become the subject of debarment proceedings by any governmental authority, State Street will promptly so notify the applicable BGI Recipients and will prohibit such person or entity from performing on State Street's behalf under the Service Modules, unless otherwise consented to in writing by such BGI Recipients.

15.2 Mutual Representations and Warranties. Each Party represents, warrants and covenants to the other that:

         (a) Power and Authority. It has the requisite corporate power and authority to enter into, and to carry out the transactions contemplated by the Service Modules to which it is a signatory;

         (b) No Inducements. Such Party has not violated applicable Laws or regulations or policies in connection with securing the Service Modules.

         (c) Duly Authorized and No Material Default. The execution, delivery and performance of each Service Module to which it is a signatory and the consummation of the transactions contemplated by such Service Module: (i) have been duly authorized by the requisite corporate action on the part of such Party and will not constitute a violation of any judgment, order or decree; and (ii) will not constitute a material default under any material contract by which it or any of its Affiliates or any of their respective material

Master Services Agreement           42           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default;

         (d)      Adequate Rights.

                  (i) It has obtained and will retain, at its sole expense, any and all necessary rights, licenses, consents and approvals from governmental authorities and third parties to perform its obligations under any Service Module to which it is a signatory and to enter into any Service Module, including the right to grant the other Party any rights granted under a Service Module; and

                  (ii) It is the owner of or has the right to use and grant access to any Intellectual Property made available to the other Party under any Service Modules to which it is a signatory, including in the case of State Street, any Work Product, Independent Work, or State Street Technology that it makes available;

         (e) No Pending Proceedings; Litigation. There is no claim, litigation, proceeding, arbitration, investigation or material controversy pending or, to the knowledge of such Party, threatened that challenges or may have a material adverse affect on any Service Modules to which it is a signatory or the transactions contemplated therein; and

         (f) Foreign Corrupt Practices Act. Neither it nor any of its Affiliates or agents, nor any officer or employee of it, or its Affiliates or agents has taken or will take any action or make any payment in violation of, or which may cause it, its Affiliates or agents to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended, or any comparable Laws in any country from or to which Service is provided. Such Party further represents that no person employed by it or any of its Affiliates in connection with its obligations under any Service Modules to which it is a signatory is an official of the government of any country or of any agency thereof, and that no part of any monies or consideration paid hereunder will accrue for the benefit of any such official.

16.      INSURANCE AND RISK OF LOSS

16.1 Required Insurance Coverages. State Street will, throughout the Agreement Term maintain in full force and effect from a third party that is rated at least "A-" in Best's Insurance Guide, or is otherwise acceptable to a BGI Recipient under a particular Service Module, at a minimum the types and amounts of insurance coverage identified below for its operations worldwide. For the avoidance of doubt, any policy amounts or limitations will not in any event be construed as limitations on State Street's liability under any Service Module.

         (a) Commercial general liability insuring against bodily injury, property damage, contractors' completed operations and contractual liability (covering State Street's indemnification obligations contained herein) with a combined single limit of not less than U.S. $10,000,000 per claim.

         (b) Professional liability and errors and omissions insurance in an amount not less than U.S. $25,000,000 per claim.

         (c) Umbrella coverage (including commercial general liability coverage) of not less than U.S. $100,000,000 over the coverages shown above.

Master Services Agreement           43           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

16.2 Self-Insure. Notwithstanding anything to the contrary herein, State Street may self insure with respect to the insurance required to be maintained under Section 16.1 provided State Street has net assets of $135 million. Within ten (10) days from the Effective Date, State Street will provide to the BGI Recipients a then-current listing of its insurance coverage relevant to this Agreement and the Service Modules, and will, upon request therefor, provide an updated listing of such coverage.

16.3 Jurisdictions. Each Party will ensure that the insurance required of it permits payment in each of the jurisdictions in which its insured is permitted to do business.

17.      INDEMNIFICATION

17.1 By State Street. State Street will indemnify, defend and hold harmless the applicable BGI Recipient, its Affiliates, and their respective officers, directors, employees, agents and permitted successors and assigns from any and all damages, fines, penalties, deficiencies, losses, liabilities (including judgments and amounts reasonably paid in settlement) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment) ("Losses") arising from or in connection with any third party claim or threatened third party claim to the extent that such Losses are based on or arising out of any of the following:

         (a) breach by State Street or any State Street Personnel of any of its data protection, information security or confidentiality obligations hereunder or under a Service Module to which such BGI Recipient is a signatory;

         (b) any claim of infringement or misappropriation of any Intellectual Property Right alleged to have occurred because of systems or other Intellectual Property provided by or on behalf of State Street or based upon the performance of the Services (collectively, the "State Street Infringement Items"), except to the extent that such infringement or misappropriation relates to or results from:

                  (i) changes made by any BGI Recipient or by a third party at the direction of a BGI Recipient to the State Street Infringement Items;

                  (ii) changes to the State Street Infringement Items recommended by State Street and not made due to a request from any BGI Recipient, provided that State Street has notified such BGI Recipient that failure to implement such recommendation would result in infringement within a reasonable amount of time for such BGI Recipient to so implement following such notification;

                  (iii) any BGI Recipient's combination of the State Street Infringement Items with products or services not provided or approved in writing by State Street, except to the extent such combination arises out of any BGI Recipient's use of the State Street Infringement Items in a manner consistent with the applicable business requirements documentation;

                  (iv) designs or specifications that in themselves infringe and that are provided by or at the direction of any BGI Recipient (except in the event of a knowing infringement by State Street); or

Master Services Agreement           44           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  (v) use by a BGI Recipient of any of the State Street Infringement Items in a manner that is not consistent with the applicable business requirements documentation or otherwise not permitted under this Agreement or any Service Module.

         (c) any claim or action by, on behalf of, or related to, any prospective, then-current or former employees of State Street, arising from or in connection with a Service Module to which a BGI Recipient is a signatory, including:

                  (i) any claim arising under occupational health and safety, worker's compensation, ERISA or other applicable Law;

                  (ii) any claim arising from the interview or hiring practices, actions or omissions of employees of State Street;

                  (iii) any claim relating to any violation by employees of State Street, or its respective officers, directors, employees, representatives or agents, of any Law or any common law protecting persons or members of protected classes or categories, such laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic; and

                  (iv) any claim based on a theory that such BGI Recipient is an employer or joint employer of any such prospective, then-current or former employees of State Street.

         (d)      [CONFIDENTIAL TREATMENT REQUESTED]

         (e)      [CONFIDENTIAL TREATMENT REQUESTED]

         (f) claims by clients of State Street relating to services, products or systems provided by State Street or a Subcontractor to such client(s) in a shared or leveraged environment; or

         (g) any claim initiated by an Affiliate or potential or actual Subcontractor of State Street asserting rights in connection with a Service Module to which such BGI Recipient is a signatory.

17.2 By BGI Recipients. Each BGI Recipient will indemnify, defend and hold harmless State Street, its Affiliates and their respective officers, directors, employees, agents and permitted successors and assigns from any and all Losses arising from or in connection with any third party claim based or threatened third party claim to the extent that such Losses are based on or arising out of any of the following:

         (a) breach by such BGI Recipient of any of its confidentiality obligations hereunder or under a Service Module to which such BGI Recipient is a signatory;

         (b) any claim or action by, on behalf of, or related to, any prospective, then-current or former employees of such BGI Recipient arising from or in connection with a Service Module to which such BGI Recipient is a signatory, including:

                  (i) any claim arising under occupational health and safety, worker's compensation, ERISA or other applicable Law;

Master Services Agreement           45           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  (ii) any claim arising from the interview or hiring practices, actions or omissions of such BGI Recipient;

                  (iii) any claim relating to any violation by such BGI Recipient, or its officers, directors, employees, representatives or agents, of any Law or any common law protecting persons or members of protected classes or categories, such laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic; and

                  (iv) any claim based on a theory that State Street is an employer or joint employer of any such prospective, then-current or former employee of such BGI Recipient.

17.3 Mutual. Each Party will indemnify, defend and hold harmless the other Party and their respective officers, directors, employees, agents, successors and assigns from any and all Losses arising from or in connection with any of the following, including Losses arising from or in connection with any third party claim or threatened third party claim:

         (a) the death or bodily injury of an agent, employee, customer, business invitee or business visitor or other person caused by the tortious or criminal conduct of the other Party; or

         (b) the damage, loss or destruction of real or tangible personal property caused by the tortious or criminal conduct of the other Party.

17.4     Infringement Remedy.

         (a) If any item or process used by State Street to provide the Services and made available to the BGI Recipients becomes, or in its reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, State Street will use Commercially Reasonable Efforts to, in its sole discretion, take the following actions at no additional charge to such BGI Recipient as soon as reasonably practicable:

                  (i) secure the right to continue using the item or process; or

                  (ii) replace or modify the item or process to make it non-infringing, provided that the replacement or modification will not degrade performance or quality in any material respect,

                  if neither (i) nor (ii) is available to State Street on commercially reasonable terms, remove the item or process from the Services and equitably reduce State Street's charges to reflect such removal, provided that no such removal will diminish the scope of State Street's obligation to perform the Services hereunder or under a Service Module.

         (b) State Street's obligations in this Section and its related indemnification obligations under Section 17.1(b) shall be the affected BGI Recipient's sole rights and remedies in connection with infringement claims described herein. For the purposes of clarification, nothing in this Section 17.4 will limit a BGI Recipient's ability to seek remedies for State Street's failure to provide the Services under this Agreement or the Service Modules.

Master Services Agreement           46           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

17.5     Indemnification Procedures.

         (a) Any Third-Party Claim. If any third party claim is commenced against a Party entitled to indemnification under this Article (the "Indemnified Party"), notice thereof will be given to the Party obligated to indemnify such claim (the "Indemnifying Party") as promptly as practicable. No Indemnified Party shall settle or compromise any third party claim which may be the subject of an indemnification claim against the Indemnifying Party, whereby such claim involves the payment of money, without the prior written consent of the Indemnifying Party, except as set forth herein. Failure to do so shall relieve the Indemnifying Party of any obligation with respect to such third party claim.

                  (i) If, after such notice, the Indemnifying Party acknowledges and agrees that the terms of the applicable Service Modules apply to such claim, then such Party may, in a notice promptly delivered to the Indemnified Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost and expense, subject to the following:

                           (A) no settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party (which includes as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim) will be entered into without the prior written consent of the Indemnified Party, which will not be unreasonably withheld;

                           (B) after notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim; and

                           (C) the Indemnified Party will cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense (except as otherwise would be the responsibility of the Indemnifying Party hereunder), participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom.

                  (ii) If the Indemnifying Party does not assume full control over the defense of a claim as provided in this Section, the Indemnified Party may retain control of the defense and investigation of such claim and employ and engage attorneys reasonably acceptable to the Indemnifying Party to handle and defend the same, at the Indemnifying Party's sole cost and expense, provided that the Indemnifying Party may participate in such defense at its sole cost and expense. If the Indemnified Party retains control of the defense of any such claim, any settlement shall be subject to: (A) a waiver of the Indemnified Party's rights to

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           further indemnification; and (B) prior written approval of the Indemnifying Party, which will not be unreasonably withheld.

         (b)      Governmental Authority Claims.

                  (i) Notwithstanding Section 17.5(a), if a claim subject to indemnification is brought against the Indemnified Party by any governmental authority, then the Indemnified Party may, in a notice promptly delivered to the Indemnifying Party, but in no event less than ten (10) days prior to the date on which a response to such claim is due, retain control of the defense and investigation of such claim and employ and engage attorneys reasonably acceptable to the Indemnifying Party to handle and defend the same, at the Indemnifying Party's sole cost and expense; provided, however, that the Indemnifying Party may participate in such defense, at its sole cost and expense. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party will be entered into without the prior written consent of the Indemnified Party, which will not be unreasonably withheld.

                  (ii) If the Indemnified Party does not assume full control over the defense of a governmental claim subject to such defense as provided in this Section, the Indemnifying Party will be entitled to assume control of the defense, in which case the relevant provisions of Section 17.5(a) will apply.

17.6 Enforcement. If the Indemnified Party is required to bring a claim against the Indemnifying Party to enforce the Indemnified Party's rights under this Section 17, and the Indemnified Party prevails in such claim, then the Indemnifying Party will indemnify and reimburse the Indemnified Party for and from any costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of this Article.

17.7 Subrogation. If an Indemnifying Party will be obligated to indemnify an Indemnified Party, the Indemnifying Party will, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the Indemnified Party with respect to the claims to which such indemnification relates.

18.      LIABILITY; LIABILITY LIMITATIONS

18.1 Generally. Generally, State Street will be liable for Damages to the extent of its failure to meet its Standard of Care, subject to the exceptions set forth in this Section 18, including:

         (a)      [CONFIDENTIAL TREATMENT REQUESTED]

         (b)      [CONFIDENTIAL TREATMENT REQUESTED]

         (c)      [CONFIDENTIAL TREATMENT REQUESTED]

         (d)      [CONFIDENTIAL TREATMENT REQUESTED]

         (e)      [CONFIDENTIAL TREATMENT REQUESTED]

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (f)      [CONFIDENTIAL TREATMENT REQUESTED]

18.2 State Street Liability Limitations. Subject to State Street's obligations under this Agreement to mitigate Damages or Losses, State Street will not be liable, will not be in breach of this Agreement or any Service Module and will not be required to indemnify any BGI Recipient in respect of, any Damages or Losses suffered or incurred by any such BGI Recipient to the extent that such Damages or Losses arise as a result of:

         (a) any insolvency or financial default of any Pass Through Foreign Sub-Custodian, sub-custodian located within or outside of the United States (exclusive of the Pass Through Foreign Sub-Custodians or State Street Affiliates), or Eligible Securities Depository, Foreign Depository, Depository located in the United States, provided that (i) State Street's selection of such Pass Through Foreign Sub-Custodian, sub-custodian located within or outside of the United States (exclusive of the Pass Through Foreign Sub-Custodians or State Street Affiliates), or Eligible Securities Depository, Foreign Depository, Depository located in the United States was made in accordance with the Standard of Care, and (ii) State Street enforces such rights as it may have against any such Pass Through Foreign Sub-Custodians, sub-custodian located within or outside of the United States (exclusive of the Pass Through Foreign Sub-Custodians or State Street Affiliates), or Eligible Securities Depository, Foreign Depository, Depository located in the United States.

         (b) any acts or omissions of any Pass Through Foreign Sub-Custodian, provided that (i) State Street's selection of such Pass Through Foreign Sub-Custodian was made in accordance with the Standard of Care, (ii) State Street will be liable to the BGI Recipients to the same extent as such Pass Through Foreign Sub-Custodian is liable to State Street, and (iii) State Street enforces such rights as it may have against any such Pass Through Foreign Sub-Custodians.

         (c) any acts or omissions of an Eligible Securities Depository, Foreign Depository, Depository located in the United States, provided that: (i) State Street's selection of such security depository was made in accordance with the Standard of Care and the Service Modules; (ii) State Street will be liable to the BGI Recipients to the same extent as such securities depository is liable to State Street; and (iii) State Street enforces such rights as it may have against any such securities depository.

         (d) any insolvency or financial default or act or omission of a Subcontractor chosen by or at the direction of such BGI Recipient (including for avoidance of doubt, any Eligible Securities Depository, Foreign Depository, Depository or sub-custodian required by BGI), provided that: (i) a BGI Recipient's exercise of its right to reject any Subcontractor hereunder will not be considered a choice or direction of such BGI Recipient; and (ii) State Street enforces such rights as it may have against such Subcontractor at the expense of, and as directed by, such BGI Recipient.

         (e) any obligations now or hereafter imposed directly on the BGI Recipients or State Street solely as custodian of the BGI Recipient's account by the tax law of the United States or of any state or political subdivision thereof.

         (f) acts or omissions of a third party which occurred prior to the applicable Service Module Effective Date.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (g) with respect to any Service Modules that are outside the scope of services that were previously provided under the Legacy Service Agreements, any acts or omissions of a BGI Recipient that occurred prior to the applicable Service Module Effective Date.

         (h) State Street's reliance on Proper Instructions, except to the extent such Damages or Losses result from State Street's failure to meet its Standard of Care.

         (i) except to the extent any Damages or Losses result from State Street's failure to meet its Standard of Care, and subject to Sections 3.4 and 5:

                  (i) any act of, or a failure to perform or a breach by, any BGI Recipient of its obligations under this Agreement or any Service Module;

                  (ii) any revisions to calculation methods made by a BGI Recipient unless such revisions are communicated in writing to State Street;

                  (iii) any acts or omissions of Authorized Data Sources (which may include the provision by such Authorized Data Sources of inaccurate, incomplete or corrupt data on which State Street has relied in providing the relevant Services);

                  (iv)     any act or omission by a Third-Party Provider;

                  (v) erroneous information provided by a Third Party Market Utility Provider, except to the extent State Street's fails to review and validate such data pursuant to Section 5.2(b);

                  (vi) State Street relying in good faith upon the accuracy and completeness of any information provided to it by any BGI Recipient or Third-Party Provider, except to the extent that State Street has modified or failed to correct such information where it had an express obligation to do so pursuant to the terms of any Service Module and to the extent that such modification or failure to correct has increased the amount of the Damages or otherwise resulted in Damages; or

                  (vii) unavailability of BGI Technology, except to the extent that State Street fails to comply with Sections 3.4, and 5.

                  (viii) any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the BGI Recipient's account at any time held by it to the extent caused by the following: (A) State Street or the respective Eligible Foreign Custodian is not in actual possession of such foreign securities or property; and (B) State Street does not receive Proper Instructions with regard to the exercise of any such right or power within the timeframes set forth in the applicable Service Levels.

18.3     Liability Limitations

         (a)      Generally.

                  (i) Except as set forth in Section 18.3(b), in no event will any Party to a Service Module, its officers, directors, employees, Affiliates, subsidiaries, suppliers or subcontractors, be liable for consequential, indirect, special or incidental

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                           damages thereunder, whether in contract, in tort (including breach of warranty, negligence and strict liability in tort), or otherwise, even if such Party has been advised of the possibility of such damages in advance.

                  (ii) None of the limitations in this Section 18.3(a) will apply to direct damages suffered by either Party.

                  (iii)    [CONFIDENTIAL TREATMENT REQUESTED]

         (b)      [CONFIDENTIAL TREATMENT REQUESTED]

19.      DISPUTE RESOLUTION

19.1 Informal Dispute Resolution. Any dispute arising out of or relating to the Service Modules, will be referred to the Executive Committee to attempt to resolve the dispute. The Executive Committee will meet within five (5) Business Days of referral to attempt to resolve the dispute. If the Executive Committee cannot resolve the dispute within ten (10) days after their first meeting, then the dispute will be escalated to authorized representatives of the Parties' senior management who are empowered to resolve the dispute. Such representatives will meet within ten (10) days after the request. If such representatives cannot resolve the dispute within twenty (20) days after their first meeting, then the Parties will submit the dispute to mediation as set forth in Section 19.1.

19.2 Mediation. Except as provided herein, no civil action with respect to any dispute, claim or controversy arising out of or relating to the Service Modules may be commenced until the matter has been submitted to JAMS Alternative Dispute Resolution Inc. ("JAMS") for mediation. Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. Either Party may seek equitable relief as described in Section 19.3 prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, neither Party may commence a civil action with respect to the matters submitted to mediation until after the completion of the initial mediation session, or forty-five (45) days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the Parties so desire. The provisions of this Section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement will be entitled to an award of all costs, fees and expenses, including reasonable attorneys' fees, to be paid by the Party against whom enforcement is ordered. Unless the Parties otherwise agree: (a) the mediation will take place in San Francisco, California; and (b) the Parties will in good faith select a single mediator from the JAMS panel of neutrals within ten (10) days after the dispute was submitted to mediation. The Parties will consider the location of the mediation in making such selection. Notwithstanding the foregoing, the Parties will also have the right to pursue their other rights and remedies at Law or in equity following such mediation. All negotiations and proceedings pursuant to Sections 19.1 and 19.1 are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable Law. Notwithstanding the foregoing, evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in any informal dispute resolution or mediation.

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

19.3 Other Remedies. The initiation of the dispute resolution process as described above will not prevent any Party from exercising any of its other rights or remedies hereunder including the right to terminate the Service Modules in accordance with Article 7 or seek injunctive relief as described in Section 19.3.

19.4 Equitable Remedies. Each Party acknowledges and agrees that a breach of any of its obligations under this Agreement or any Service Module or License Agreement with respect to BGI Confidential Information, BGI Proprietary Information, BGI Data, State Street Confidential Information, or its infringement or misappropriation of any of the other Party's Intellectual Property Rights may irreparably harm the other Party in a way that could not be adequately compensated by money damages. In such a circumstance, the aggrieved Party may proceed directly to court. If a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it will not oppose the entry of an appropriate order compelling its performance of such obligations and restraining it from any further breaches (or attempted or threatened breaches) of such obligations.

19.5 Continuity of Services. In the event of a dispute between the Parties, State Street will continue to so perform its obligations under the Service Modules in good faith during the resolution of such dispute unless and until such Service Modules are terminated in accordance with the provisions hereof (or after the expiration of any applicable Disengagement Assistance, if later).

20.      MISCELLANEOUS

20.1     Force Majeure.

         (a) Neither Party will be liable for failure to perform or delay in performing its obligations to the extent such failure or delay is caused by or resulting from fire, flood, earthquake, elements of nature or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, pandemics, nationalization, expropriation, currency restrictions, political risk (including, but not limited to, exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) to the extent beyond such Party's reasonable control, or other facts or circumstances beyond such Party's reasonable control (a "Force Majeure Event"); provided that:

                  (i) the non-performing Party (and such Party's Subcontractors or Third-Party Providers, as applicable) are without material fault in causing the default or delay;

                  (ii) the default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workarounds plans or other means (including, with respect to State Street, the implementation of any business continuity or disaster recovery plan required to be maintained by it under this Agreement or the applicable Service Module); and

                  (iii) the non-performing Party uses Commercially Reasonable Efforts to minimize the impact of such default or delay.

         (b) Provided that State Street has exercised reasonable care and diligence and complied with its obligations to implement its disaster recovery and business continuity plan and

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  reasonable work-arounds to mitigate the effect of a Force Majeure Event, a Force Majeure Event will include:

                  (i)      an Industry Event; and

                  (ii) any industry-wide strike, lockout or labor dispute involving a Party's personnel or refusal of such Party's employees to enter a facility that is the subject of such a labor dispute, to the extent such refusal is based upon a reasonable fear of harm.

         (c) State Street will not be entitled to any additional payments from any BGI Recipient for costs or expenses incurred by State Street as a result of any Force Majeure Event.

         (d) Notwithstanding the provisions of Section (iii)(a), the BGI Recipients will have the termination right provided in Section 7.3(a)(ii) with respect to Force Majeure Events.

20.2     [CONFIDENTIAL TREATMENT REQUESTED]

20.3 Parties' Relationship. The Parties to the Service Modules are independent parties. State Street, in furnishing the Services, is acting as an independent contractor. State Street has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by State Street Personnel under the Service Modules. At no time will any State Street Personnel represent himself or herself as an employee of any BGI Recipient or be considered an employee of any BGI Recipient. State Street is not a joint venturer with, nor an employee, agent or partner of any BGI Recipient and has no authority to represent or bind any BGI Recipient as to any matters, except as expressly authorized in this Agreement or any Service Module.

20.4     Assignment.

         (a) By State Street. State Street acknowledges and agrees that the Services are personal in nature. Without the prior written consent of all affected BGI Recipients (which consent may be withheld in any BGI Recipient's sole discretion), State Street will not have the right to transfer or assign its rights or obligations under the Service Modules for any reason whatsoever, including by operation of Law.

         (b) By BGI. Each BGI Recipient will have the right in its sole discretion to transfer or assign its rights or obligations under the Service Modules (in whole or in part), this Agreement and any Participation Agreements, upon the provision of prior written notice to State Street, to: (i) any Affiliate of such BGI Recipient so long as the assignee remains an Affiliate of a BGI Recipient; (ii) a purchaser of all or substantially all of the capital stock or assets of a BGI Recipient, provided that such purchaser or entity agrees in writing to be bound by the applicable Service Modules; (iii) a Affiliate of such BGI Recipient or to an entity with which a BGI Recipient consolidates or merges; or (iv) other members of the BGI group. In such circumstances each such BGI Recipient shall remain primarily liable for its obligations under this Agreement, the Service Modules and the Participation Agreements, as applicable.

20.5 Public Disclosures. Except as: (a) required by Law; (b) required to discharge its obligations under this Agreement or any Service Module;
         (c) permitted pursuant to Section 4.1(h)(v) herein; (d) permitted pursuant to Section 13.1(d); or (e) otherwise

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         permitted upon the written consent of the other Party, neither Party will use or announce, release, disclose, or discuss with any third parties, information regarding any Service Module or the Services, including the other Party's name or trademark in any media releases, advertising or marketing materials, or disclose that the other is a customer or provider, as applicable. Use of any trademarks or service marks of any Party (or marks of related companies) by the other Party will be prohibited, unless the Parties otherwise agree in a writing. Any grants of publicity rights to State Street by a BGI Recipient hereunder may not exceed twelve (12) months and may be renewed only upon written approval of such BGI Recipient. Nothing in this Section
         20.5 shall preclude a BGI Recipient or BGI from identifying State Street as its service provider.

20.6 No Waiver. No failure, delay or omission by a Party to exercise any right, remedy or power it has under any Service Module will impair or be construed as a waiver of such right, remedy or power. A waiver by any Party of any breach or covenant will not be construed to be a waiver of any succeeding breach or any other covenant. All waivers will be in writing and signed by an authorized representative of the waiving Party.

20.7 Remedies Cumulative. Except as otherwise set forth herein (including any limitations herein with respect to the remedies that may be exercised by the BGI recipients in connection with Special Breaches):
         (a) all remedies provided for herein (or in any Participation Agreement or Service Module) will be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise, and (b) the election by a Party of any remedy provided for herein or otherwise available to such Party will not preclude such Party from pursuing any other remedies available to such Party at law, in equity, by contract or otherwise.

20.8 Covenant of Good Faith. Each Party, in its dealings with the other Party under or in connection with the Service Modules, will act reasonably and in good faith.

20.9 Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to each Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, by facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties that are signatories to the applicable Service Module.

20.10    Governing Law/Proceedings.

         (a) Governing Law. The Parties irrevocably agree that any legal action, suit or proceeding arising out of the Service Modules will be brought solely and exclusively in the State of New York. This Agreement, the Service Modules and the License Agreements will be construed and governed under and in accordance with the Laws of that State, without regard to its conflict of law provisions. All disputes arising out of this Agreement, the Service Modules and the License Agreements will be exclusively resolved in a court of competent jurisdiction in the State of New York. Each Party expressly consents to the jurisdiction of the U.S. District Court for the Southern District of New York, and waives any objections or right as to forum non conveniens, lack of personal jurisdiction or similar grounds.

         (b) Certain Laws Not Applicable. The Parties agree that, to the extent permitted under applicable Law, the provisions of the Uniform Computer Information Transactions Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, the U.N. Convention on Contracts for the International Sale of Goods,

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     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                  any federal or state statutory adoptions or equivalents of the aforementioned Acts and Convention, and any other state or federal laws related to electronic contracts or electronic signatures will not apply to the Service Modules.

         (c) Proceedings. State Street will, except to the extent legally impermissible, advise all affected BGI Recipients of actual legal or other proceedings relating to the Services of which State Street becomes aware and that materially adversely affect State Street's ability to meet its obligations under this Agreement or any Service Module.

20.11 Third-Party Beneficiaries. There will be no third party beneficiaries under this Agreement, any Participation Agreement or any Service Module, except for Affiliates of the BGI Recipients that are receiving the benefit of Services, or as required by Laws.

20.12 Waiver of Liens. State Street, for itself, its employees, permitted Subcontractors and materialmen, hereby waives and relinquishes all right to file, have or maintain a mechanic's or similar claim or lien against any property of any BGI Recipient or any part thereof for or on account of the work or any materials or Equipment furnished under the Service Modules. State Street will not create or permit to be created or remain, any lien, encumbrance or charges levied on account of any mechanics' lien or claim, which may become a lien, encumbrance or charge upon any of the property of any BGI Recipient or any part thereof. For avoidance of doubt, the foregoing shall waive or preclude the grant of any lien or security interest provided under any Service Module with respect to custody services and related extensions of credit.

20.13 Conflicts of Interest. State Street will maintain procedures and controls to prevent conflicts of interest from adversely affecting the BGI Recipients.

20.14    Rules of Construction.

         (a) Entire Agreement. This Agreement, consisting of these general terms and conditions and the attached Exhibit A through Exhibit L, together with the Service Modules, License Agreements and the iGroup Intellectual Property Agreement constitute the sole and entire agreement among the Parties with respect to the subject matter hereof. This Agreement merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether written or oral, with respect to the matters contained herein.

         (b)      Use of Certain Words. Unless the context requires otherwise:
                  (i) "including" (and any of its derivative forms) means including but not limited to; (ii) "may" means has the right, but not the obligation to do something and "may not" means does not have the right to do something; (iii) "will" and "shall" are expressions of command, not merely expressions of future intent or expectation; (iv) "written" or "in writing" is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 20.9 in those and other circumstances; and (v) use of the singular imports the plural and vice versa.

         (c)      Construction of Objectives. The objectives set forth in
                  Section 1.2 or elsewhere in this Agreement or a Service Module provide a general introduction to this Agreement or the terms set forth in a particular Section of this Agreement or Service Module. It is not intended to alter the plain meaning of this Agreement or a Service Module or to expand the scope of the Parties' express obligations under it.

Master Services Agreement           55           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

         (d) Interpretation. The terms and conditions of this Agreement are the result of negotiations between the Parties.

         (e) Headings and Article, Section and Exhibit References. The Article and Section headings, Table of Contents, and Table of Exhibits are for reference and convenience only and will not be considered in the interpretation of this Agreement. Unless otherwise indicated, Article or Section references are to Articles or Sections of the document in which the reference is contained. References to numbered Articles or Sections of this Agreement also refer to and include all subsections of the referenced Article or Section. References to Exhibits of this Agreement also refer to and include all Attachments of the referenced Exhibit.

         (f)      Order of Precedence.

                  (i) If a conflict occurs between this Agreement and any Exhibit to this Agreement, the terms of this Agreement will prevail to the extent necessary to resolve the conflict.

                  (ii) If a conflict occurs between this Agreement and any Service Module, the terms of the Service Module will prevail with respect to the BGI Recipient or BGI Recipients that are signatories thereto to the extent necessary to resolve the conflict. Notwithstanding the foregoing, more specific language in this Agreement will not be preempted by less specific language in a Service Module with respect to the same matter, except to the extent that there is a direct conflict.

                  (iii) If a conflict occurs between this Agreement and the License Agreements, the terms of the License Agreement will prevail to the extent necessary to resolve the conflict.

         (g) Survival. Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept, or performed after the expiration or termination of this Agreement will survive the expiration or any termination of this Agreement and remain binding upon and for the Parties' benefit.

         (h) Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable, the same will not affect the other terms or provisions hereof or the whole of this Agreement, but such term or provision will be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the Parties' rights and obligations will be construed and enforced accordingly, preserving to the fullest permissible extent the Parties' intent and agreements set forth in this Agreement.

         (i) Amendment. Any terms and conditions varying from any Service Module on any order or written notification from either Party will not be effective or binding on the other Party. Each Service Module may be amended or modified solely in a writing signed by an authorized representative of each Party.

         (j) Counterparts. Each Service Module may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one single agreement between the Parties.

Master Services Agreement           56           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

                            [Signature Page Follows]

Master Services Agreement           57           BGI | State Street CONFIDENTIAL

     Portions of this agreement have been omitted pursuant to a request for confidential treatment request by BlackRock Institutional Trust Company, N.A.
     and have been filed separately with the Securities Exchange Commission.

IN WITNESS WHEREOF, each of BGI and State Street have executed or caused this Master Services Agreement to be executed as of the date set forth above by its duly authorized representative.

BARCLAYS GLOBAL INVESTORS, N.A. acting               STATE STREET BANK AND TRUST
in its capacity as investment advisor, trustee,      COMPANY
custodian and/or agent with respect to the Institutional Accounts listed on Exhibit A


---------------------------------                    ---------------------------
Name:  Rohit Bhagat                                  Name: Joseph L. Hooley
Title: Managing Director,                            Title: Vice Chairman
       Chief Operating Officer


--------------------------------
Name: Linda Kim
Title: Managing Director,
       Global Head of Operations

Master Services Agreement           58           BGI | State Street CONFIDENTIAL